CERTIFICATE OF INCORPORATION

                               OF

                          CONAGRA, INC.


     The undersigned, a natural person of the age of 21 years or more, acting as an incorporator of a corporation under the General Corporation Law of the State of Delaware, adopts the following Articles of Incorporation for such corporation:

                            ARTICLE I

                              NAME

     The name of the Corporation shall be ConAgra, Inc.

                           ARTICLE II

                  INITIAL REGISTERED OFFICE AND
                    INITIAL REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 100 West 10th Street, Wilmington, County of New Castle, Delaware 19801. The name of its initial registered agent at such address is The Corporation Trust Company.

                           ARTICLE III

                            PURPOSES

     The general nature of the business and the objects and purposes proposed to be transacted, promoted and carried on by the Corporation are to do any and all of the things herein mentioned as fully and to the same extent as natural persons might or could do and in any part of the world, including:

          (a) To manufacture, purchase, acquire, prepare, produce, own, hold, store, process, prepare for market, preserve, package, deal in, trade in, sell, distribute, mortgage, pledge and dispose of flour, feed grain, agricultural products, articles manufactured from agricultural products, and any articles, materials, ingredients, goods, wares, merchandise, products, machinery, equipment and property related or incidental thereto or useful, necessary or convenient in connection therewith.

          (b) To operate factories, warehouses, elevators, and other buildings for manufacturing, buying, selling, handling, and storing flour, feed grain, agricultural products and articles manufactured from agricultural products, to conduct a public warehouse business, and to engage in, carry on, or otherwise conduct, or employ others to conduct, general research or investigation for the development of new or improved products or by-products and the use of such products or by-products as food, and for improving the ease or efficiency of the products, operations and procedures of the Corporation or for other purposes.

          (c) To promote, institute, enter into, conduct, perform, assist or participate in every kind of commercial, agricultural, mercantile, manufacturing, mining or industrial enterprise, business, work, contract, undertaking, venture and operation in any part of the world and, for any such purpose, to purchase, lease and otherwise acquire, take over, hold, sell, liquidate and otherwise dispose of the real estate, crops, livestock, plants, equipment, inventory, merchandise, materials, stock, good will, rights, franchises, concessions, patents, trademarks and trade names and other properties of the corporations, associations, partnerships, firms, trustees, syndicates, ventures, combinations, organizations and other entities located in or organized under the laws of any part of the world; to continue, alter, exchange and develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs, and to take over, as a going concern and to continue in its own name, any business so acquired, all in accordance with and to the extent permitted by law.

          (d) To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute, issue, and grant promissory notes, drafts, bills of exchange, warrants, options, bonds, debentures, and other negotiable or non-negotiable instruments, evidences of indebtedness and agreements; to secure the payment thereof and of the interest thereon and the performance thereof by mortgage upon, or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the Corporation, whether at the time owned or thereafter acquired; and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.

          (e) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations of the State of Delaware or any other state, country, nation or government and, while the owner of said stock, to exercise all the rights, powers, and privileges of ownership, including the right to vote thereon.

          (f) To pay for any property, securities, rights or interests acquired by this Corporation in cash or other property, rights or interests held by this Corporation, or by issuing and delivering in exchange therefor its own property, stock, shares, bonds, debentures, notes, warrants for stock, certificates of indebtedness or other obligations or securities howsoever evidenced.

          (g) To carry on all or any part of its business objects or purposes as principal, factor, agent, contractor or otherwise, either alone or as a member of, or associated with any corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization, joint venture or entity in any part of the world.

          (h) In carrying on its business and for the purpose of furthering its objects and purposes, to enter into and perform agreements and contracts of any nature with any government, state, territory, district, municipality, political or governmental division or subdivision, body politic, corporation, association, partnership, firm, trustee, syndicate, individual, combination, organization or entity whatsoever.

          (i) To have one or more offices, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of any such State, District, Territory, Colony or Country.

          It is the intention that the objects and purposes specified in the foregoing clauses of this Article shall not be in any wise limited or restricted by reference to or inference from the terms of any other clause of this or any other Articles in these Articles of Incorporation, but that the objects and purposes specified in each of the clauses of this Article shall be regarded as independent objects and purposes. It is also the intention that said clauses be constructed both as purposes and powers; and generally, that the corporation shall be authorized to exercise and enjoy all other powers, rights, and privileges granted to or conferred upon a corporation of this character by the laws of the State of Delaware, and the enumeration of certain powers as herein specified is not intended as exclusive of or as waiver of any of the powers, rights or privileges granted or conferred by the laws of said State, now or hereinafter in force.

                           ARTICLE IV

                        AUTHORIZED SHARES

          The capital stock of said corporation shall be Thirty-two Million, Five Hundred Thousand Dollars ($32,500,000) divided into five million (5,000,000) shares of common stock of a par value of Five Dollars ($5) per share, and one hundred and fifty thousand (150,000) shares of Class B preferred stock of a par value of Fifty Dollars ($50) per share.

          The Class B preferred shares of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of
Directors: (a) The rate of dividend; (b) Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(c) The amount payable upon shares in event of voluntary or involuntary liquidation; (d) Sinking fund provisions, if any, for the redemption or purchase of shares; (e) The terms and conditions, if any, on which shares may be converted.

          No transfer of stock of this Corporation shall be operative until entered upon the books of the Corporation.

                            ARTICLE V

                         INDEMNIFICATION

          The Corporation shall, to the extent required, and may, to the extent permitted, by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, the indemnification provided for in this Article V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-Law of this corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

                           ARTICLE VI

                            DURATION

          The Corporation shall have perpetual existence.

                           ARTICLE VII

                             POWERS

          The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

          (a) The affairs of this Corporation shall be conducted by a Board of Directors. The number of Directors of the Corporation, not less than three, shall be fixed from time to time by the By-Laws. The Directors are to be elected by the Stockholders, such election to take place at such time and to be conducted in such manner as shall be prescribed by the By-Laws of this Corporation.

          (b) The books of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

          (c) The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided therein.

          (d) The Board of Directors may authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, may hold meetings outside the State of Delaware, may declare and pay stock dividends, and may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserves in the manner in which it was created.

          (e) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors is hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statues of Delaware, of this certificate of incorporation and of any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the Board of Directors which would have been valid if such By-Laws had not been made.

                          ARTICLE VIII

                    MEETINGS OF STOCKHOLDERS

          The time for holding meetings of Stockholders for the election of a Board of Directors and for holding any special meetings of the Stockholders shall be as provided for by the By-Laws adopted by the Board of Directors.

                           ARTICLE IX

                            AMENDMENT

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

                            ARTICLE X

                      INTERESTED DIRECTORS

          No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                           ARTICLE XI

                        PRIVATE PROPERTY

          The private property of the Stockholders shall not be subject to the payment of corporation debts to any extent whatsoever.

                           ARTICLE XII

                          INCORPORATOR

          The name and address of the incorporator is:

          Claude I. Carter         1705 North 102nd Avenue
                                   Omaha, Nebraska 68114

                          ARTICLE XIII

                   INITIAL BOARD OF DIRECTORS

          The name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are as follows:

          Ralph T. Birdsey         %Clayton Brokerage
                                   400 Colony Square
                                   Suite 1130
                                   1201 Peachtree Street
                                   Atlanta, Georgia 30361

          L.D. McGehee             1302 Hodges Avenue
                                   Ruston, Louisiana 71270

          Claude I. Carter         1705 North 102nd Street
                                   Omaha, Nebraska 68114

          Robert B. Daugherty      400 North Elmwood Road
                                   Omaha, Nebraska 68132

          James B. Cooper          Route 3
                                   Marshalltown, Iowa 50158


          Lewis H. Durland         P.O. Box 550
                                   Terrace Hill
                                   Ithaca, New York 14850

          Roy H. Park              %Park Broadcasting, Inc.
                                   Box 550
                                   Terrace Hill
                                   Ithaca, New York 14850

          Charles M. Harper        6105 Lamplighter Drive
                                   Omaha, Nebraska 68152

          Dated this 2nd day of December, 1975.

                                   /s/ CLAUDE I. CARTER
                                   ----------------------------------
                                   Claude I. Carter, Incorporator

                    CERTIFICATE OF RESOLUTION
                     ESTABLISHING SERIES OF
                    CLASS B PREFERRED SHARES
                        OF CONAGRA, INC.
                  _____________________________


          Pursuant to Section 151 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: The Certificate of Incorporation of ConAgra, Inc. provides that the Board of Directors of the corporation may establish series of Class B preferred shares, and may determine certain relative rights and preferences between different series within said Class B.

          SECOND: Pursuant to said authority expressly vested in it by the provisions of the Certificate of Incorporation, the Board of Directors of ConAgra, Inc., by a resolution duly adopted as of the 15th day of December, 1975, established seven series of Class B preferred shares of the corporation. A "Statement of Resolution Establishing Series of Class B Preferred Shares of ConAgra, Inc.", attached hereto as Exhibit "A" and made a part hereof as fully as if set out herein, sets forth the resolutions as adopted by the Board of Directors in establishing the series of preferred shares and the number of shares of stock of each series.

          IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its President and its Secretary this 19th day of December, 1975.

                              ConAgra, Inc., a Delaware corporation

                                   /s/ CLAUDE I. CARTER
                              BY______________________________
                                  Claude I. Carter, President

                                   /s/ J.W. GOODRICH
                    Attest:   BY______________________________
                                  J. W. Goodrich, Secretary

EXHIBIT "A"

STATEMENT OF RESOLUTION ESTABLISHING SERIES

OF CLASS B PREFERRED SHARES OF

CONAGRA, INC.


SERIES 1

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 37,862 shares of $50.00 par value, 5% cumulative, non-participating, convertible, voting Preferred Stock of this Company, such stock to be known as Series 1, Class B Preferred Stock and shall be subject to the following relative rights and preferences:

          1. Priority of such shares upon dissolution of the issuer shall be legally equivalent to all preferred shares of the Company issued and outstanding at the date of issuance of such Series 1, Class B Preferred Stock.

          2. All or any part of such preferred stock may be called for redemption by the Company, at its option, at any time after March 1, 1974, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          3. This preferred stock may be converted at any time after March 1, 1974, from time to time, in whole or in part, at the option of the holders, or any of them, into common stock of the Company at the rate of three and one-third (3-1/3) shares of common stock for one (1) share of preferred stock plus accrued dividends on converted preferred to and including the date of issuance of such common stock; provided, however the Company, instead of converting any such preferred stock so tendered into common, may redeem said preferred stock at any time within ninety (90) days after tender by paying the par value thereof plus dividends accrued to the date of payment to the offering stockholder.

          4. The Stockholders shall not be obligated to sell and the Company shall not be obligated to convert or redeem any of said preferred stock prior to March 1, 1974.

          5. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision."

                            SERIES 2

    "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 19,928 shares of $50.00 par value, 5% cumulative, non-participating, convertible, voting Preferred Stock of this Company, such stock to be known as Series 2, Class B Preferred Stock and shall be subject to the following relative rights and preferences:

          1. Priority of such shares in respect of dissolution of the issuer and payment of dividends shall be legally equivalent to all preferred shares of the Company issued and outstanding at the date of the issuance of such Series 2, Class B Preferred shares.

          2. All or any portion of this preferred stock may be called for redemption by the Company, at its option, at any time after July 30, 1976, by paying therefor in cash the par value thereof plus accrued dividends to date of payment, such sum being the redemption price. If less than all of this preferred stock is called for redemption (other than as a result of an attempted conversion thereof by the holder thereof) then the stockholders whose stock is to be so redeemed shall be selected by lot. Provided, however, that no portion of the stock of any stockholder shall be called for redemption (without his consent) unless all of this preferred stock owned by such stockholder shall be simultaneously called for redemption, and such redemption would constitute a complete redemption of all of the stock of the Company owned by such stockholder within the meaning of Internal Revenue Code Section 302(b)(3) (or the corresponding section of the Internal Revenue Code then applicable) if such stockholder were deemed to own no common stock of the Company. At least thirty (30) days notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          3. This preferred stock may be converted at any time after July 30, 1976, from time to time, in whole or in part, at the option of the Stockholders, or any of them, into common stock of the Company at the rate of two and one-half (2-1/2) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $20.00 of accrued dividends on converted preferred to and including the date of issuance of such common stock; provided, however, the Company, instead of converting any such preferred stock so tendered into common, may redeem said preferred stock at any time within ninety (90) days after tender by paying the par value thereof plus dividends accrued to the date of payment to the offering stockholder. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion.

          4. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          5. The Stockholders shall not be obligated to sell and the Company shall not be obligated to convert or redeem any of said preferred stock prior to July 30, 1976.

          6. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."

                            SERIES 3

    "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 12,065 shares of $50.00 par value, 7% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the company issued and outstanding, such stock to be known as Series 3, Class B Preferred Stock and to be subject to the following relative rights and preferences.

          1. All or any portion of this preferred stock may be called for redemption by the Company, at its option, at any time after July 30, 1978, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. If less than all of this preferred stock is called for redemption (other than as a result of an attempted conversion thereof by the holder thereof), then the stockholders whose stock is to be so redeemed shall be selected by lot. Provided, however, that no portion of the stock of any stockholder shall be called for redemption, (without his consent) unless all of this preferred stock owned by such stockholder shall be simultaneously called for redemption and such redemption would constitute a complete redemption of all of the stock of the Company owned by such stockholder within the meaning of Internal Revenue Code Section 302(b)(3) (or the corresponding section of the Internal Revenue Code then applicable) if such stockholder were deemed to own no common stock of the Company. At least thirty (30) days notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          2. This preferred stock may be converted at any time after July 30, 1978, from time to time, in whole or in part, at the option of the Stockholders, or any of them, into common stock of the Company at the rate of three and one-third (3-1/3) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $15.00 of accrued dividends on converted preferred stock; provided, however, the Company, instead of converting any such preferred stock so tendered into common, may redeem said preferred stock at any time within ninety (90) days after tender by paying the par value thereof plus dividends accrued to the date of payment to the offering stockholder. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion.

          3. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          4. The Stockholder shall not be obligated to sell and the Company shall not be obligated to convert or redeem any of said preferred stock prior to July 30, 1978.

          5. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."

                            SERIES 4

    "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 14,000 shares of $50.00 par value, 6% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the Company issued and outstanding, such stock to be known as Series 4, Class B Preferred Stock and to be subject to the following relative rights and preferences.

          1. This preferred stock may be converted at any time after issue from time to time, in whole or in part, at the option of the Stockholders, or any of them, into common stock of the Company at the rate of two and one-half (2-1/2) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $20.00 of accrued dividends on such converted preferred stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion; provided, however, that at any time after July 1, 1978 the Company may at its option call for redemption all or any part of this preferred stock which has not theretofore been converted pursuant to the terms set forth in this paragraph, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price; provided further that at least thirty (30) days notice prior to the redemption date shall be given to the holders of record of such preferred stock addressed to the last post office address shown on the records of the Company by prepaid certified mail. On the date fixed for the redemption each holder of such preferred shares shall have the option to convert all or part of said preferred shares to common stock as hereinbefore provided or accept redemption of said shares and shall exercise said option by prepaid, certified mail not less than twenty-five (25) days after the date of the notice of redemption. On the date fixed for redemption by said notice of redemption each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive, at his option, the payment of the redemption price or the converted common shares of stock. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, and if the stockholder has not exercised his option in writing and surrendered his certificate or certificates for his shares of said preferred stock, then no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only for the right of the holders to receive the redemption price thereof, without interest.

          2. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          3. The Stockholders shall not be obligated to sell or convert any of said preferred stock prior to July 30, 1978.

          4. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."


                            SERIES 5

    "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 12,000 shares of $50.00 par value, 6% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the Company issued and outstanding, such stock to be known as Series 5, Class B Preferred Stock and to be subject to the following relative rights and preferences:

          1. This preferred stock may be converted at any time after issue from time to time, in whole or in part, at the option of the stockholders, or any of them, into common stock of the Company, at the rate of two and one-half (2-1/2) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $20.00 of accrued dividends on such converted preferred stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion; provided, however, that at any time after July 1, 1978 the Company may at its option call for redemption all of any part of this preferred stock which has not theretofore been converted pursuant to the terms set forth in this paragraph, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price; provided further that at least thirty (30) days notice prior to the redemption date shall be given to the holders of record of such preferred stock addressed to the last post office address shown on the records of the Company by prepaid certified mail. On the date fixed for redemption each holder of such preferred shares shall have the option to convert all or part of said preferred shares to common stock as hereinbefore provided or accept redemption of said shares and shall exercise said option by prepaid, certified mail not less than twenty-five (25) days after the date of the notice of redemption. On the date fixed for redemption by said notice of redemption each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive, at his option, the payment of the redemption price or the converted common shares of stock.
               If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, and if the stockholder has not exercised his option in writing and surrendered his certificate or certificates for his shares of said preferred stock, then no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only for the right of the holders to receive the redemption price thereof, without interest.

          2. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          3. The Stockholders shall not be obligated to sell or convert any of said preferred stock prior to July 30, 1978.

          4. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision."

                            SERIES 6

    "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 5,500 shares of $50.00 par value, 6% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the Company issued and outstanding, such stock to be known as Series 6, Class B Preferred Stock and to be subject to the following relative rights and preferences:

          1. This preferred stock may be converted at any time after issue from time to time, in whole or in part, at the option of the Stockholders, or any of them into common stock of the Company at the ratio of two (2) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $25.00 of accrued dividends on such converted preferred stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares or shall declare any stock splits or stock dividends, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion; provided, however, that at any time after August 1, 1979 the Company may at its option call for redemption all or any part of this preferred stock which has not theretofore been converted pursuant to the terms set forth in this paragraph, by paying therefore in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price; provided further that at least thirty (30) days notice prior to the redemption date shall be given to the holders of record of such preferred stock addressed to the last post office address on the records of the Company by prepaid certified mail. On the date fixed for redemption each holder of such preferred shares shall have the option to convert all or part of said preferred shares to common stock as hereinbefore provided or accept redemption of said shares and shall exercise said option by prepaid certified mail not less than twenty-five (25) days after the date of the notice of redemption. On the date fixed for redemption by said notice of redemption each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive, at his option, the payment of the redemption price or the converted common shares of stock.
               If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, and if the stockholder has not exercised his option in writing and surrendered his certificate or certificates for his shares of said preferred stock, then no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only for the right of the holders to receive the redemption price thereof, without interest.

          2. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          3. The Stockholders shall not be obligated to sell or convert any of said preferred stock prior to August 1, 1979.

          4. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."


                            SERIES 7

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 44,400 shares of $50.00 par value, 7% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the Company issued and outstanding, such stock to be known as Series 7, Class B Preferred Stock and to be subject to the following relative rights and preferences:

          1. The total Series 7 preferred stock may be converted after issue pursuant to the following schedule, at the option of the Stockholders, or any of them into common stock of the Company at the rate of two (2) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $25.00 of accrued dividends on such converted preferred stock, or at tendering shareholders options such shares may be surrendered for redemption in cash at par plus accrued dividends.

        Year
    After 6/18/73           Annual          Cumulative Total

     7th Year              11,100               11,100
     8th Year               8,880               19,980
     9th Year               8,880               28,860
    10th Year               8,880               37,740
    11th Year               6,660               44,400

       The number of shares tendered by each of the Stockholders during any annual period shall be in such proportion as agreed upon among the Stockholders; provided that in the absence of written notification to the Company to the contrary, signed by all of the Stockholders, the shares tendered by any one of the Stockholders during any annual period shall not exceed one-fourth of the annual conversion privilege for that year as provided above, plus one-fourth of the then remaining cumulative total from prior years.

          In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares or shall declare any stock splits or stock dividends, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion; provided, however, that at any time after July 1, 1984, the Company may at its option call for redemption all or any part of this preferred stock which has not theretofore been converted pursuant to the terms set forth in this paragraph, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price; provided further, that at least thirty (30) days notice prior to the redemption date shall be given to the holders of record of such preferred stock addressed to the last post office address shown on the records of the Company. On the date fixed for redemption by said notice of redemption each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive the payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, and if the stockholder has not surrendered his certificate or certificates for his shares of said preferred stock, then no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only for the right of the holders to receive the redemption price thereof, without interest.

    2. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

    3. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."

               CERTIFICATE OF OWNERSHIP AND MERGER
                      MERGING CONAGRA, INC.
                     A NEBRASKA CORPORATION
                       INTO CONAGRA, INC.
                     A DELAWARE CORPORATION

              ____________________________________

    Pursuant to Section 253 of the General Corporation Law of the State of Delaware, ConAGra, Inc., a corporation organized and existing under the laws of the State of Nebraska, does hereby certify:

    FIRST: ConAgra, Inc., a Nebraska corporation, was incorporated pursuant to the Business Corporation Act of the State of Nebraska, the provisions of which permit the merger of a corporation of another state into a corporation organized and existing under the laws of this state.

    SECOND: ConAgra, Inc., a Nebraska corporation, owns all of the outstanding shares of the stock of ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware incorporated on December 5, 1975, pursuant to the General Corporation Law of this State.

    THIRD: ConAgra, Inc., a Nebraska corporation, by a resolution of its Board of Directors duly adopted as of the 15th day of December, 1975, determined to merge itself into said ConAgra, Inc., a Delaware corporation, which resolution is in the following words:

    "WHEREAS, the stockholders of the company have approved the Plan and Agreement of Merger by which the company's state of incorporation would be changed from Nebraska to Delaware, which Plan and Agreement of Merger was presented to the stockholders at their annual meeting on October 28, 1975, and

    "WHEREAS, the Board of Directors have determined that the necessary steps should be taken in order that the merger can be effectuated on January 12, 1976,

    "BE IT RESOLVED, that the officers of the company are authorized and directed to take all action and execute all documents necessary in order to carry out the terms and conditions of the Plan and Agreement of Merger between ConAgra, Inc., a Nebraska corporation, and ConAgra, Inc., a Delaware corporation, in such a manner that the merger will become effective on January 12, 1976, and

    "BE IT FURTHER RESOLVED, that upon the effective date of the merger each of the issued and outstanding shares of capital stock of the Nebraska corporation and all rights in respect thereof shall be converted into one fully paid and nonassessable share of capital stock of the Delaware corporation and each certificate nominally representing shares of the capital stock of the Nebraska corporation shall for all purposes be deemed to evidence the ownership of a like number of shares of capital stock of the Delaware corporation."

    FOURTH: The proposed merger was submitted to the shareholders of the undersigned corporation at an annual meeting of shareholders held on October 28, 1975, and at that meeting more than two-thirds of the outstanding stock of the undersigned corporation entitled to vote on the merger voted in favor of the same and that such meeting was held after twenty days notice to shareholders of the purpose of the meeting mailed to each such shareholder at his address as the same appeared on the records of the corporation. At the time of the meeting, there were outstanding 3,411,165 shares of capital stock of the company entitled to vote on the merger and that the following number of shares voted in favor of the merger: 2,462,572. The following number of shares voted against the merger: 187,896.07. The following number of shares abstained: 203,828.

    FIFTH: This merger shall become effective on January 12, 1976, or the date of filing of this Certificate, whichever shall occur later.

    IN WITNESS WHEREOF, said ConAgra, Inc., a Nebraska corporation, has caused this Certificate to be signed by its President and its Secretary this 19th day of December, 1975.

                                ConAgra, Inc., a Nebraska corporation

                                    /s/ CLAUDE I. CARTER
                                By___________________________________
                                    Claude I. Carter, President

                                    /s/ J. W. GOODRICH
               Attest:          By___________________________________
                                    J.W. Goodrich, Secretary

                    CERTIFICATE OF AMENDMENT

                 TO CERTIFICATE OF INCORPORATION

                   __________________________

    Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

    FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

    SECOND: At a special meeting of stockholders of the company, held on May 24, 1976, an amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and made a part hereof.

    IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its President and its Secretary this 24th day of May, 1976.

                                CONAGRA, INC., A Delaware Corporation


                                    /s/ C. M. HARPER
                                By ___________________________________
                                    C.M. Harper, President

Attest:

    /s/ J.W. GOODRICH
By____________________________
   J.W. Goodrich, Secretary

                           EXHIBIT "A"

                           ARTICLE XIV

                    Additional Voting Rights

    "A.  Except as otherwise expressly provided in Paragraph B of this
Article XIV:

          (i) any merger or consolidation of the Corporation with or into any other corporation;

          (ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity; or

          (iii) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity in exchange for assets, securities or cash or a combination thereof;

    shall require the affirmative vote of the holders of

          (a) at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and

          (b) at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity,

    if, as of the record date for the determination of stockholders entitled to notice thereof and to vote on any transaction described in clauses
    (i), (ii), or (iii) above, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

    B. The provisions of this Article XIV shall not apply to any transaction described in clauses (i), (ii) or (iii) of Paragraph A of this Article, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of directors, considered for this purpose as one class, is owned of record or beneficially by the Corporation and/or its subsidiaries; (ii) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding or form of contract with such other corporation, person or entity with respect to and substantially consistent with such other transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or (iii) approved by resolution adopted by a vote of three-quarters of the entire Board of Directors of the Corporation at any time prior to the consummation of any such transaction described in clauses (i), (ii) or
    (iii) of Paragraph A of this Article.

    C. For the purposes of this Article XIV, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (a) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (b) which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as amended.

    D. This Article XIV may not be amended or rescinded except by the affirmative vote of the holders of at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors."

                    CERTIFICATE OF AMENDMENT

                 TO CERTIFICATE OF INCORPORATION

                               OF

                          CONAGRA, INC.

                     _______________________

    Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

    FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

    SECOND: At a special meeting of the stockholders of the company, held on April 12, 1977, an amendment to Article IV of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and made a part hereof.

    SECOND: At a special meeting of the stockholders of the company, held on April 12, 1977, an amendment to Article VII, Paragraph (a) of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "B" attached hereto and made a part hereof.

    IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its President and its Secretary this 13th day of April, 1977.

                                ConAgra, Inc., A Delaware Corporation

                                    /s/ C.M. HARPER
                                By:_____________________________
                                    C.M. Harper, President

Attest:

    /s/ J.W. Goodrich, Secretary
By:_______________________________
    J.W. Goodrich, Secretary

                            EXHIBIT A

                           ARTICLE IV

                        AUTHORIZED SHARES


    The capital stock of said corporation shall be Eighty-Two Million Five Hundred Thousand Dollars ($82,500,000) divided into ten million (10,000,000) shares of common stock of a par value of Five Dollars ($5.00) per share, one hundred fifty thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share, and two hundred fifty thousand ($250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share.

    The Class B Preferred Shares of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of Directors: (a) The rate of dividend; (b) Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) The amount payable upon shares in event of voluntary or involuntary liquidation; (d) Sinking fund provisions, if any, for the redemption or purchase of shares; (e) The terms and conditions, if any, on which shares may be converted.

    The Class C Preferred Shares of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) Whether such shares shall be granted voting rights and, if so, to what extent, and upon what terms and conditions;
(b) The rates and times at which and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation;
(c) Whether such shares shall be granted conversion rights, and, if so, upon what terms and conditions; (d) Whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (d) The liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) Such other designations, preferences relative rights and limitations (if any) attaching to such shares.

    No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.

                            EXHIBIT B

                   ARTICLE VII, PARAGRAPH (a)

          The affairs of this Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation, not less than seven nor more than twelve, shall be fixed from time to time by the By-Laws. Commencing with the annual election of directors by the stockholders of the Corporation in 1977, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the corporation in 1978, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the corporation in 1979, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the corporation in 1980, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the corporation held after 1977, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of the corporation for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

          The provisions set forth in Article VII(a) may not be repealed or amended in any respect unless such repeal or amendment is approved by (i) the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of stock of this Corporation, or (ii) the affirmative vote of not less than 75% of the members of the Board of Directors of this Corporation and the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of stock of this Corporation.

                    CERTIFICATE OF AMENDMENT

                 TO CERTIFICATE OF INCORPORATION

                 _______________________________


          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

          SECOND: At the annual meeting of stockholders of the company held on September 20, 1977, an amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and made a part hereof.

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate of Amendment to be signed by its President and Secretary this 20th day of September, 1977.

                                ConAgra, Inc., a Delaware Corporation

                                    /s/ C.M. HARPER
                                By__________________________________
                                    C.M. Harper, President

Attest:

    /s/ J.W. GOODRICH
By________________________________
    J.W. Goodrich, Secretary

                            EXHIBIT A

                           ARTICLE XV

                  CERTAIN BUSINESS COMBINATIONS


    1. The affirmative vote or consent of the holders of ninety-five percent (95%) of all shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article XV as one class, shall be required for the adoption or authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article XV as one class; provided that such ninety-five percent (95%) voting requirement shall not be applicable if:

    (a) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Corporation in such business combination bears the same or a greater percentage relationship to the market price of the Corporation's Common Stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers fees) which such other entity has theretofore paid for any of the shares of the Corporation's Common Stock already owned by it bears to the market price of the Common Stock of the Corporation immediately prior to the commencement of acquisition of the Corporation's Common Stock by such other entity;

    (b) The cash, or fair market value of other consideration, to be received per share by common stockholders of the Corporation in such business combination (i) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock, and
(ii) is not less than the earnings per share of Common Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price-earnings multiple (if any) of such other entity as customarily computed and reported in the financial community.

    (c) After such other entity has acquired a thirty percent (30%) interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by continuing director(s) (as hereinafter defined) proportionate to the stockholdings of the Corporation's public common stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Corporation's Common Stock except as necessary to insure that a quarterly dividend payment does not exceed 15% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a thirty percent (30%) interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Corporation's outstanding Common Stock or securities convertible into Common Stock except as a part of the transaction which results in such other entity acquiring its thirty percent (30%) interest;

    (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

    (e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

    The provisions of this Article XV shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article XV as one class, notwithstanding the fact that such other entity has reduced its shareholdings below thirty percent (30%) if, as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

    2. As used in this Article XV, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 1975, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversation rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5 million) of any other entity;
(e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the public stockholders prior to the time that such other entity acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs 1(a) and (b) of this Article XV the term "other consideration to be received" shall mean Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

    3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article XV on the basis of information known to them whether (a) such other entity beneficially owns more than thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote in election of directors, (b) an other entity is an "affiliate" or "associate" (as defined above) of another, (c) another entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

    4. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this
Article XV unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of ninety-five percent (95%) of all shares of stock of the Corporation entitled to vote in election of directors, considered for the purposes of this Article XV as one class; provided that this paragraph 4 shall not apply to, and such ninety-five percent (95%) vote or consent shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a vote of eighty percent (80%) of the Board of Directors of the Corporation present at a regularly and validly convened meeting of directors at corporate headquarters, if at least eighty percent (80%) of the full Board of Directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph 2 of this Article XV.

    5. Nothing contained in this Article XV shall be construed to relieve any other entity from any fiduciary obligation imposed by law.

           STATEMENT OF RESOLUTION ESTABLISHING SERIES
                 OF CLASS C PREFERRED SHARES OF
                          CONAGRA, INC.


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of 22,500 shares of Series 1, Class C Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 22,500 shares of $100 par value, 6% Cumulative, Non-Participating, Convertible, Voting Preferred Stock of this Company, said shares to be known as Series 1, Class C Preferred Stock and shall be subject to the following relative rights and preferences:

          (i) The Series 1, Class C, Preferred Stock shall not have any priority over any shares of preferred stock, Class B, as to payment of dividends or as to the distribution of assets upon liquidation, distribution, or winding up of the Company.

          (ii) Priority of such shares upon dissolution of the issuer shall be legally equivalent to all other preferred shares of the Company issued and outstanding at the date of issuance of such Series 1, Class C Preferred Stock.

          (iii)The holders of this preferred stock shall be entitled to receive dividends thereon not less frequently than quarterly.

          (iv) All or any part of such preferred stock may be called for redemption by the Company, at its option, at any time after two (2) years from its date of issue, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (v) All or any part of such preferred stock may be tendered by the holders thereof, at their option, at any time after five
               (5) years from its date of issue, for redemption by the Company and upon such tender in the manner provided herein, the Company shall pay such holder or holders the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. Upon receipt of notice by such holder, the Company shall give such holder notice of the redemption date, by prepaid certified mail, addressed to the last post office address shown on the records of the Company, which redemption date shall be within thirty (30) days after mailing such notice. On the date fixed for redemption, and stated in such notice, such holder of preferred shares shall surrender such holder's certificate or certificates to the Company and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so tendered for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (vi) Such preferred stock may be converted at any time after ten
               (10) years from its date of issue at the option of the holders, or any of them, into common stock of the Company at the rate of four and forty-four hundredths (4.44) shares of common stock for one (1) share of preferred stock (rounded down to the nearest whole share) plus cash for accrued dividends on converted preferred to and including the date of issuance of such common stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares (excepting, however, stock dividends) then in each such case the conversion ratio in effect shall be reduced or increased in the same proportion, provided, however, that at any time after ten (10) from its date of issue the Company may call for redemption all or any part of this preferred stock which has not theretofore been converted in the same manner as set forth above; provided, however, any election to convert such preferred stock into common stock of the Company shall be deemed to be an election by such holder to convert all preferred shares owned by such holder to common stock of the Company and, in no event, shall any such conversion result in a holder holding both preferred and common stock of the Company.

          (vii)Without the written consent of the holders of a two-thirds (2/3) majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not hereafter issue any shares of any other series of this Class C Preferred Stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          (viii) Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision."

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Statement of Resolution to be signed by its President and its Secretary this 24th day of May, 1978.

                                         ConAgra, Inc., a Delaware
                                         corporation


                                         /s/ C. M. HARPER
                                    By___________________________
                                         C. M. Harper, President

ATTEST:


          /s/ J. W. GOODRICH
By________________________________
   J. W. Goodrich, Secretary

                  CERTIFICATE OF CORRECTION TO
           STATEMENT OF RESOLUTION ESTABLISHING SERIES
          OF CLASS C PREFERRED SHARES OF CONAGRA, INC.


          Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized under the laws of the State of Delaware, does hereby file this Certificate of Correction to Statement of Resolution Establishing Series of Class C Preferred Shares of ConAgra, Inc. Said Statement of Resolution was originally filed with the Secretary of State of the State of Delaware on May 26, 1978, and contained an inaccurate and incomplete statement of the resolution adopted by the Board of Directors of ConAgra, Inc. Because of the significant differences in the language of the resolution contained in said Statement of Resolution and that actually adopted, the resolution is herein restated in its entirety. ConAgra, Inc. does hereby certify that the following resolution providing for the issuance of 22,500 shares of Series 1, Class C Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 22,500 shares of $100 par value, 6% Cumulative, Non-Participating, Convertible, Voting Preferred Stock of this Company, said shares to be known as Series 1, Class C Preferred Stock and shall be subject to the following relative rights and preferences:

          (i) The Series 1, Class C, Preferred Stock shall not have any priority over any shares of preferred stock, Class B, as to payment of dividends or as to the distribution of assets upon liquidation, distribution, or winding up of the Company.

          (ii) Priority of such shares upon dissolution of the issuer shall be legally equivalent to all other preferred shares of the Company issued and outstanding at the date of issuance of such Series 1, Class C Preferred Stock.

          (iii) The dividends upon the preferred stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period at the rate of six per centum (6%) of the par value thereof per share, per annum shall not have been paid thereon, or declared and a sum sufficient for payment thereof set apart, the deficiency shall be fully paid or set apart but without interest, before any dividend shall be paid upon or set apart for the common stock. Whenever the full dividend upon the preferred stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, dividends upon the common stock may be declared by the board of directors out of the remainder of the assets available therefor.

          (iv) The holders of the Series 1, Class C Preferred Stock shall be entitled to receive dividends thereon not less frequently than quarterly.

          (v) All or any part of such preferred stock may be called for redemption by the Company, at its option, at any time after ten (10) years from its date of issue, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (vi) All or any part of such preferred stock may be tendered by the holders thereof, at their option, at any time after five (5) years from its date of issue for redemption by the Company and upon such tender in the manner provided herein, the Company shall pay such holder or holders the par value thereof, plus accrued dividends to the date of payment, such sum being the redemption price. Upon receipt of notice by such holder, the Company shall give such holder notice of the redemption date, by prepaid certified mail, addressed to the last post office address shown on the records of the Company, which redemption date shall be within thirty (30) days after receiving such notice. On the date fixed for redemption, and stated in such notice, such holder of preferred stock shall surrender such holder's certificate or certificates to the Company and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so tendered for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (vii) Such preferred stock may be converted at any time after two (2) years from its date of issue, at the option of the holders, or any of them, into common stock of the Company at the rate of four and forty-four hundredths (4.44) shares of common stock for one (1) share of preferred stock (rounded down to the nearest whole share) plus cash for accrued dividends on converted preferred to and including the date of issuance of such common stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares or shall issue any stock dividends or warrants generally to its stockholders, then in each such case, the conversion ratio in effect shall be reduced or increased in the same proportion; provided, however, that at any time after ten
                (10) years from its date of issue, the Company may call for redemption all or any part of this preferred stock which has not theretofore been converted pursuant to the terms set forth in this paragraph, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price, provided, further, that at least thirty (30) days notice prior to the redemption date shall be given to the holders of record of such preferred stock addressed to the last post office address shown on the records of the Company by prepaid certified mail. On the date fixed for the redemption each holder of such preferred shares shall have the option to convert said preferred shares to common stock as hereinbefore provided or accept redemption of said shares and shall exercise said option by prepaid, certified mail not less than twenty-five (25) days after the date of the notice of redemption. On the date fixed for redemption by said notice of redemption each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive, at his option, the payment of the redemption price or the converted common shares of stock. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, and if the stockholder has not exercised his option in writing to convert his preferred stock into common and surrendered his certificate or certificates for his shares of said preferred stock, then no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only for the right of the holders to receive the redemption price thereof, without interest. Any election to convert such preferred stock into common stock of the Company pursuant to the terms set forth in this paragraph shall be deemed to be an election by such holder to convert all preferred shares owned by such holder to common stock of the Company, and, in no event, shall any such conversion result in a holder holding both preferred and common stock of the Company.

          (viii)Without the written consent of the holders of a two-thirds (2/3) majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not hereafter issue any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          (ix) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to be paid the par value thereof, together with a sum of money equivalent to dividends at the rate of six per centum (6%) per annum on the par value thereof from the date of issue to the date of payment thereof, less the amount of dividends theretofore paid thereon and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of preferred stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of any preferred stock issued and outstanding and having such priority.

          (x) Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision.

          (xi) The term "date of issue" means the original issue date of the preferred stock, which shall be not later than ten
                (10) days after the Effective Date.

          IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation has caused this Certificate of Correction to be signed by its President and its Secretary this 1st day of June, 1978.

                                    ConAgra, Inc., a Delaware
                                    Corporation


                                         /s/ C.M. HARPER
                                    By__________________________
                                         C.M. Harper, President

ATTEST:


   /s/ J. W. GOODRICH
By______________________________
   J. W. Goodrich, Secretary

                    CERTIFICATE OF AMENDMENT

                 TO CERTIFICATE OF INCORPORATION

                 _______________________________


          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

          SECOND: At the annual meeting of stockholders of the company held on September 19, 1978, an amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and made a part hereof.

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate of Amendment to be signed by its President and Secretary this 20th day of September, 1978.

                               ConAgra, Inc., A Delaware Corporation
                                    /s/ C.M. HARPER
                               By__________________________________
                               C.M. Harper, President

Attest:

          /s/ J.W. GOODRICH
________________________________
J.W. Goodrich, Secretary


                            Exhibit A

                           ARTICLE XVI

                EFFECTS OF BUSINESS COMBINATIONS


          The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

      AMENDED STATEMENT OF RESOLUTION ESTABLISHING SERIES 3
                 OF CLASS B PREFERRED SHARES OF
                          CONAGRA, INC.


                Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the amendment of the Resolution establishing Series 3, Class B Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 12,065 shares of $50.00 par value, 7% cumulative, non-participating, convertible, voting Preferred Stock of this Company, which stock shall be legally equivalent in respect of priorities upon dissolution and payment of dividends to the preferred stock of the company issued and outstanding, such stock to be known as Series 3, Class B Preferred Stock and to be subject to the following relative rights and preferences:

          1. All or any portion of this preferred stock may be called for redemption by the Company, at its option, at any time after July 30, 1978 by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. If less than all of this preferred stock is called for redemption (other than as a result of an attempted conversion thereof by the holder thereof), then the stockholders whose stock is to be so redeemed shall be selected by lot. Provided, however, that no portion of the stock of any stockholder shall be called for redemption, (without his consent) unless all of this preferred stock owned by such stockholder shall be simultaneously called for redemption and such redemption would constitute a complete redemption of all of the stock of the Company owned by such stockholder within the meaning of Internal Revenue Code
                Section 302(b)(3) (or the corresponding section of the Internal Revenue Code then applicable) if such stockholder were deemed to own no common stock of the Company. At least thirty (30) days notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          2. This preferred stock may be converted at any time after July 30, 1978, from time to time, in whole or in part, at the option of the Stockholders, or any of them, into common stock of the Company at the rate of three and one-third (3 1/3) shares of common stock for one (1) share of preferred stock plus one (1) share of common stock for each $15.00 of accrued dividends on converted preferred stock; provided, however, the Company, instead of converting any such preferred stock so tendered into common, may redeem said preferred stock at any time within ninety (90) days after tender by paying the par value thereof plus dividends accrued to the date of payment to the offering stockholder; provided further, however, that from September 23, 1980 until November 15, 1980, this preferred stock may be converted, in whole or in part, at the option of the Stockholders, or any of them, into common stock of the Company at the rate of 1.5810 shares of common stock for one (1) share of preferred stock plus accrued dividends on converted preferred stock to and including the date of issuance of such common stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, then in each such case the conversion ratio then in effect shall be reduced or increased in the same proportion.

          3. Without the consent of the holders of a two-thirds majority of this series of preferred stock at the time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this series of preferred stock shall vote separately as a class, the Company shall not issue (and has not heretofore issued) any shares of any other series of preferred stock having priority over this series of preferred stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, distribution or winding up of the Company.

          4. The Stockholders shall not be obligated to sell and the Company shall not be obligated to convert or redeem any of said preferred stock prior to July 30, 1978.

          5. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision of this contract."

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Amended Statement of Resolution to be signed by its President and its Secretary this 24th day of September, 1980.


                                    ConAgra, Inc.
                                    A Delaware Corporation

                                         /s/ C.M. HARPER
                                    By_______________________
                                         C.M. Harper, President



Attest:


/s/ J.W. GOODRICH
_____________________________
J.W. Goodrich, Secretary

      AMENDED STATEMENT OF RESOLUTION ESTABLISHING SERIES 1
                 OF CLASS B PREFERRED SHARES OF
                          CONAGRA, INC.


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the amendment of the Resolution establishing Series 1, Class B Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 37,862 shares of $50.00 par value, 5% cumulative, non-participating, convertible, voting Preferred Stock of this Company, such stock to be known as Series 1, Class B Preferred Stock and shall be subject to the following relative rights and preferences:

          1. Priority of such shares upon dissolution of the issuer shall be legally equivalent to all preferred shares of the Company issued and outstanding at the date of issuance of such Series 1, Class B Preferred Stock.

          2. All or any part of such preferred stock may be called for redemption by the Company, at its option, at any time after March 1, 1974, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such preferred stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of preferred shares shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          3. This preferred stock may be converted at any time after March 1, 1974, from time to time, in whole or in part, at the option of the holders, or any of them, into common stock of the Company at the rate of three and one-third (3 1/3) shares of common stock for one (1) share of preferred stock plus accrued dividends on converted preferred to and including the date of issuance of such common stock; provided, however, the Company, instead of converting any such preferred stock so tendered into common, may redeem said preferred stock at any time within ninety (90) days after tender by paying the par value thereof plus dividends accrued to the date of payment to the offering stockholder; provided, further, however, that from September 23, 1980 until November 15, 1980, this preferred stock may be converted, in whole or in part, at the option of the holders, or any of them, into common stock of the Company at the rate of 1.5810 shares of common stock for one (1) share of preferred stock plus accrued dividends on converted preferred to and including the date of issuance of such common stock.

          4. The Stockholders shall not be obligated to sell and the Company shall not be obligated to convert or redeem any of said preferred stock prior to March 1, 1974.

          5. Each preferred stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision."

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Amended Statement of Resolution to be signed by its President and its Secretary this 24th day of September, 1980.


                                    ConAgra, Inc.
                                    A Delaware Corporation


                                         /s/ C.M. HARPER
                                    By__________________________
                                         C.M. Harper, President


Attest:


/s/ J.W. GOODRICH
____________________________
J.W. Goodrich, Secretary

           STATEMENT OF RESOLUTION ESTABLISHING SERIES
                 OF CLASS C PREFERRED SHARES OF
                          CONAGRA, INC.


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of 70,000 shares of Series 2, Class C Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

          "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation (herein the "Company"), hereby authorizes the issuance of 70,000 shares of $100 par value, 5% cumulative, non-participating, non-voting Preferred Stock of this Company which shall constitute the entirety of this Series, said shares to be known as Series 2, Class C Preferred Stock and shall be subject to the following relative rights and preferences:

          (i) The Series 2, Class C Preferred Stock shall not have any priority over any shares of Preferred Stock, Class B, as to payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the Company. The Series 2, Class C Preferred Stock shall rank on a parity as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up with all Classes and Series of Preferred Stock of the Company issued and outstanding on the date of issuance of the Series 2, Class C Preferred Stock.

          (ii) The preferential dividend rate of the Series 2, Class C Preferred Stock shall be five per centum (5%) of the par value thereof per share, per annum, payable on January 1, April 1, July 1 and October 1 of each year. The dividends upon the Series 2, Class C Preferred Stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period at the rate of five per centum (5%) of the par value thereof per share, per annum shall not have been paid thereon, or declared and a sum sufficient for payment thereof set apart, the deficiency shall be fully paid or set apart but without interest, before any dividend shall be paid upon or set apart for the common stock. Whenever the full dividend upon the Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, dividends upon the common stock may be declared by the board of directors out of the remainder of the assets available therefor.

          (iii) All or any part of the Series 2, Class C Preferred Stock may be called for redemption by the Company at its option at any time from its date of issue, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (iv) All outstanding shares of Series 2, Class C Preferred Stock shall be called for redemption by the Company on the fifth anniversary of the date of first issuance thereof, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

          (v) Without the written consent of the holders of a two-thirds (2/3) majority of this Series of Preferred Stock, at any time outstanding, given in person or by proxy, either in writing or at a meeting of shareholders at which the holders of this Series of Preferred Stock shall vote separately as a class, the Company shall not hereafter (a) issue any shares of its Stock having priority over this Series of Preferred Stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or (b) amend the provisions set forth in this Statement of Resolution establishing the terms of this Series 2, Class C Preferred Stock.

          (vi) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to be paid the par value thereof, together with a sum of money equivalent to dividends at the rate of five per centum (5%) per annum on the par value thereof from the date of issuance to the date of payment thereof, less the amount of dividends theretofore paid thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of Preferred Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of any Preferred Stock issued and outstanding and having such priority.

          IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Statement of Resolution to be signed by its President and its Secretary this 19th day of November, 1980.


                                    ConAgra, Inc.
                                    A Delaware Corporation


                                         /s/ C. M. HARPER
                                    By___________________________
                                         C. M. Harper, President

Attest:


/s/ J. W. GOODRICH
______________________________________
J. W. Goodrich, Secretary

                    CERTIFICATE OF AMENDMENT

                 TO CERTIFICATE OF INCORPORATION

                               OF

                          CONAGRA, INC.

                 _______________________________


          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

          SECOND: At a special meeting of the stockholders of the company, held on November 13, 1980, an amendment to Article IV of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and by this reference made a part hereof.

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its President and its Secretary this 14th day of November, 1980.

                               ConAgra, Inc., A Delaware Corporation

                                    /s/ C.M. HARPER
                               By__________________________________
                                    C.M. Harper, President

Attest:

          /s/ J.W. GOODRICH
________________________________
          J.W. Goodrich, Secretary

                            Exhibit A

                           ARTICLE IV

                        AUTHORIZED SHARES


                The capital stock of said corporation shall be One Hundred Thirty-Two Million Five Hundred Thousand Dollars ($132,500,000) divided into twenty million (20,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share, one hundred fifty thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share, and two hundred fifty thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share.

                The Class B Preferred Shares of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of
Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

                The Class C Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

                No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.

          STATEMENT OF RESOLUTIONS ESTABLISHING SERIES
                 OF CLASS D PREFERRED SHARES OF
                          CONAGRA, INC.


          Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of 707,507 shares of $2.50 Cumulative Convertible Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

                RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation (herein the "Company"), hereby establishes a series of 707,507 shares of Class D Preferred Stock, without par value, of this Company which shall constitute the entirety of this series, said shares to be known as $2.50 Cumulative Convertible Preferred Stock, and shall be subject to the following relative rights and preferences:

                     (i) The $2.50 Cumulative Convertible Preferred Stock shall not have any priority over any shares of Preferred Stock, Class B or Class C, as to payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the Company. The $2.50 Cumulative Convertible Preferred Stock shall rank on a parity as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up with all Classes and Series of Preferred Stock of the Company issued and outstanding on the date of issuance of the $2.50 Cumulative Convertible Preferred Stock.

                     (ii) The preferential dividend rate of the $2.50 Cumulative Convertible Preferred Stock shall be $2.50 per share, per annum, payable on January 1, April 1, July 1, and October 1 of each year. In the case of shares of $2.50 Cumulative Convertible Preferred Stock issued as of the Effective Time of the merger (the "Merger") of Peavey Company into Garden Sub, Inc., a wholly-owned subsidiary of the Company (as defined in the Agreement and Plan of Reorganization, dated as of April 18, 1982, among the Company, Peavey Company and Garden Sub, Inc.), such dividends shall be payable on the first of such dates which is at least 10 days after the Effective Time and shall be cumulative from the later of (a) the quarterly dividend payment date next preceding the date of issuance of such shares and (b) the Effective Time. If the date of issuance is a quarterly dividend payment date or is a date between the record date for the determination of holders of shares of $2.50 Cumulative Convertible Preferred Stock entitled to receive a quarterly dividend and the date of payment for such quarterly dividend, such dividends shall be cumulative, for purposes of clause (a) of the preceding sentence, from such quarterly dividend payment date. If dividends for any past dividend period at the rate of $2.50 per share, per annum shall not have been paid thereon, or declared and a sum sufficient for payment thereof set apart, the deficiency shall be fully paid or set apart but without interest, before any dividend shall be paid upon or set apart for the common stock. Whenever the full dividend upon the Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, dividends upon the common stock may be declared by the Board of Directors out of the remainder of the assets available therefor.

                     (iii) All or any part of the $2.50 Cumulative Convertible Preferred Stock may be called for redemption by the Company at its option at any time or from time to time on or after the day after the fifth anniversary of the Effective Time, by paying therefor in cash the following amounts, plus accrued and unpaid dividends to the date fixed for redemption, such sum being the redemption price:

                     If redeemed during the 12-month period beginning the day after the anniversary of the Effective Time in the year

                     1987. . . . . . . . . . . . . . . . . $26.25
                     1988. . . . . . . . . . . . . . . . . .26.00
                     1989. . . . . . . . . . . . . . . . . .25.75
                     1990. . . . . . . . . . . . . . . . . .25.50
                     1991. . . . . . . . . . . . . . . . . .25.25
                     1992 and thereafter . . . . . . . . . .25.00

                     At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of such Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

                     (iv) On or prior to the sixth anniversary of the Effective Time (but in no event prior to the fifth anniversary of the Effective Time), and on each anniversary thereafter, (as long as shares remain outstanding), the Company shall call for redemption a number of shares of $2.50 Cumulative Convertible Preferred Stock equal to 5%, and at the option of the Company up to 10%, of the aggregate number of shares issued and outstanding immediately after the effective Time, by paying therefor in cash $25.00 per share plus accrued and unpaid dividends to the date of payment, such sum being the redemption price. At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of such Preferred Stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder of Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest. The Company may apply to its mandatory redemption obligations any Convertible Preferred shares owned by it and any such shares previously purchased, redeemed or otherwise acquired by it which have not been previously credited against the mandatory redemption obligation.

                     (v) Shares of $2.50 Convertible Preferred Stock shall have the following voting rights:

                          (a)  At any annual or special meeting of
                     stockholders at which holders of common stock of the Company are entitled to vote, each holder of shares of $2.50 Cumulative Convertible Preferred Stock shall be entitled to cast one vote per share, voting as a single class with common stock. The same record date shall be used for all classes of stock entitled to vote at any such meeting.

                          (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least 66-2/3% of the shares of $2.50 Cumulative Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of $2.50 Cumulative Convertible Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this resolution or of the Certificate of Incorporation of the Company, as now or hereafter amended, or of any certificate of designation relating to any other series of Preferred Stock, so as to affect adversely the powers, preferences or rights of $2.50 Cumulative Convertible Preferred Stock.

                     (vi) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the $2.50 Cumulative Convertible Preferred Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to be paid $25.00 per share, together with a sum of money equivalent to dividends at the rate of $2.50 per share per annum from the date of issuance to the date of payment thereof, less the amount of dividends theretofore paid thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of Preferred Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of any Preferred Stock issued and outstanding and having such priority. For purposes of liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the $2.50 Cumulative Convertible Preferred Stock shall rank prior to shares of other series of Preferred Stock which are expressly made junior to this series as to assets and, in the absence of such express provisions, on a parity with shares of such other series.

                     (vii) The $2.50 Cumulative Convertible Preferred Stock shall be convertible, at the option of the holders thereof, at any time at the offices of the duly appointed transfer agent for the $2.50 Cumulative Convertible Preferred Stock, if any, or at such other office as the Board of Directors of the Company may determine, into fully paid and non-assessable shares (calculated to the nearest 1/1000 of a share) of common stock of the Company at the rate of 1.027 shares of common stock for each share of $2.50 Cumulative Convertible Preferred Stock; provided however, that in case of the redemption of any shares of $2.50 Cumulative Convertible Preferred Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the business day next preceding the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate at which shares of Common Stock shall be deliverable in exchange for shares of $2.50 Cumulative Convertible Preferred Stock upon conversion thereof is hereinafter referred to as the "conversion rate". The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to 1% or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) upon the happening of one or more of the events specified in either subparagraph (a) or subparagraph (c) of this paragraph (vii). Each adjustment of the conversion rate shall be rounded to the nearest four decimal places. Upon conversion the Company shall make any payment due on account of dividends accrued and unpaid on the $2.50 Cumulative Convertible Preferred Stock surrendered for conversion to and including the quarterly dividend payment date immediately preceding the conversion date.

                     Before any holder of $2.50 Cumulative Convertible
                Preferred Stock shall be entitled to convert the same into common stock, he shall surrender the certificate or certificates for such $2.50 Cumulative Convertible Preferred Stock at the office appointed as aforesaid, which certificate or certificates, if the Company shall so request, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, and shall give written notice to the Company that he elects so to convert such $2.50 Cumulative Convertible Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for common Stock to be issued.

                     The Company will, as soon as practicable after such
                surrender of certificates of $2.50 Cumulative Convertible Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office appointed as aforesaid, to the person for whose account such $2.50 Cumulative Convertible Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of common stock to which he shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the $2.50 Cumulative Convertible Preferred Stock to be converted, and the person or persons entitled to receive the common stock issuable upon conversion of such $2.50 Cumulative Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Company shall not be required to convert, and no surrender of $2.50 Cumulative Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of $2.50 Cumulative Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion has been made on the date such $2.50 Cumulative Convertible Preferred Stock was surrendered and at the conversion rate in effect at the date of such surrender.

                     The conversion rate for the $2.50 Cumulative
                Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                     (a)  If the Company shall at any time pay a
                dividend on common stock in common stock, subdivide its outstanding shares of common stock into a larger number of shares or combine its outstanding shares of common stock into a smaller number of shares, the conversion rate in effect immediately prior thereof shall be adjusted so that each share of $2.50 Cumulative Convertible Preferred Stock shall thereafter be convertible into the number of shares of common stock which the holder of a share of $2.50 Cumulative Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                     (b) If the Company shall distribute to all holders of shares of common stock any assets (other than any dividend payable solely in cash), or any evidence of indebtedness or other securities of the Corporation (other than common stock), then in each such case the number of shares of common stock into which each share of $2.50 Cumulative Convertible Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of common stock into which each share of $2.50 Cumulative Convertible Preferred Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided below) of the common stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined in a resolution adopted by the Board of Directors of the Company, which shall be conclusive evidence of such fair market value) of the portion of the assets or evidence of indebtedness or securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after such record date.

                     For the purpose of any computation under this
                subparagraph (b), the average market price per share of common stock on any date shall be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the date in question. The closing price for each day shall be the last sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the Composite Tape for New York Stock Exchange issues.

                     (c) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Company, each share of $2.50 Cumulative Convertible Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or cash or other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of common stock into which such share of $2.50 Cumulative Convertible Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the $2.50 Cumulative Convertible Preferred Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other securities or cash or other property thereafter deliverable upon the conversion of the $2.50 Cumulative Convertible Preferred Stock.

                     (d) The Company may make such increases in the conversion rate, so as to increase the number of shares of common stock into which the $2.50 Cumulative Convertible Preferred Stock may be converted, in addition to those required by subparagraphs (a), (b), and (c) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                     (e) Whenever the conversion rate is adjusted as herein provided, the Company shall forthwith file with any transfer agent for the $2.50 Cumulative Convertible Preferred Stock appointed as aforesaid a certificate, signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this paragraph (vii). Such certificate shall show in detail the facts requiring such adjustment. Whenever the conversion rate is adjusted, the Company will forthwith cause a notice stating the adjustment and the conversion rate as adjusted to be mailed to the respective holders of $2.50 Cumulative Convertible Preferred Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and such transfer agent shall be fully protected with respect to any and all acts done or actions taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Corporation unless and until it receives a notice thereof pursuant to the provisions of this subparagraph
                (e) and in default of any notice such transfer agent may conclusively assume that there has been no such change.

                     The Company shall at all times reserve and keep
                available out of its authorized and unissued common stock, solely for the purpose of effecting the conversion of the $2.50 Cumulative Convertible Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of $2.50 Cumulative Convertible Preferred Stock from time to time outstanding. The Company shall from time to time in accordance with the laws of Delaware, increase the authorized amount of common stock if at any time the number of shares of common stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding $2.50 Cumulative Convertible Preferred Stock.

                     No fractions of shares of common stock are to be
                issued upon conversion, but in lieu thereof the Company will pay therefor in cash based on the closing price (determined as provided in the last sentence of subparagraph (b) above) of the common stock on the Composite Tape for New York Stock Exchange issues on the business day next preceding the day of conversion.

                     The Company will pay any and all issue and other
                taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of common stock on conversion of $2.50 Cumulative Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of common stock in a name other than that in which the $2.50 Cumulative Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

                     (viii)  If the Company shall issue rights or
                warrants to all holders of shares of common stock for the purpose of entitling them to subscribe for or purchase shares of common stock (for a period not exceeding 45 days from the date of issuance), then in each such case the holders of shares of the $2.50 Cumulative Convertible Preferred Stock shall be permitted to subscribe for or purchase shares of common stock on the same basis as though such shares of $2.50 Cumulative Convertible Preferred Stock had been converted into shares of common stock immediately prior to such record date.

                     (ix) The stated value of the $2.50 Cumulative Convertible Preferred Stock shall be $25.00 per share, and the entire consideration received by the Company upon issuance of the $2.50 Cumulative Convertible Preferred Stock shall be capital.

                     (x) Any shares of $2.50 Cumulative Convertible Preferred Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be cancelled and restored to the status of authorized but unissued shares of Class D Preferred Stock of the Corporation, but shall not thereafter be issued as shares of $2.50 Cumulative Convertible Preferred Stock.

          IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Statement of Resolution to be signed by its President and its Secretary on this 24th day of June, 1982.

                                    CONAGRA, INC.
                                      A Delaware Corporation


                                         /s/ C. M. HARPER
                                    By________________________
                                         C. M. Harper
                                         Chairman of the Board
                                         Chief Executive Officer

Attest:


/s/ L. B. THOMAS
____________________________
L. B. Thomas, Secretary

                    CERTIFICATE OF AMENDMENT
                 TO CERTIFICATE OF INCORPORATION
                               OF
                          CONAGRA, INC.


          Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

          SECOND: At a special meeting of the stockholders of the company, held on June 24, 1982, an amendment to Article IV of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and by this reference made a part hereof.

          IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its President and its Secretary this 24th day of June, 1982.

                               ConAgra, Inc., A Delaware Corporation

                                   /s/ C.M. HARPER
                               By__________________________________
                                   C.M. Harper
                                   Chairman of the Board
                                   Chief Executive Officer

Attest:

          /s/ L.B. THOMAS
________________________________
          L. B. Thomas, Secretary


                            Exhibit A

                           ARTICLE IV

                        AUTHORIZED SHARES


          The total number of shares which this corporation shall have authority to issue is fifty-one million, five hundred thousand (51,500,000) shares, divided into fifty million (50,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share, one hundred fifty thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share, two hundred fifty thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share, and One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value.

          The Class B Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of
Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

          The Class C Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

          The Class D Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock or Class C Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative right and preferences as to which there may be variations between different series within Class D as determined by the Board of
Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions;
(d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

          No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.

                    CERTIFICATE OF AMENDMENT
                 TO CERTIFICATE OF INCORPORATION
                               OF
                          CONAGRA, INC.


                Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

                FIRST: The Certificate of Incorporation for ConAgra, Inc. was filed in the office of the Delaware Secretary of State on December 5, 1975.

                SECOND: At the annual meeting of the stockholders of the company, held on September 14, 1982, an amendment to Article VII., Paragraph
(a) of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law; the amendment so adopted is set forth on Exhibit "A" attached hereto and by this reference made a part hereof.

                IN WITNESS WHEREOF, said ConAgra, Inc., a Delaware corporation, has caused this Certificate to be signed by its Chairman of the Board and its Secretary this 14th day of September, 1982.

                               ConAgra, Inc., A Delaware Corporation

                                   /s/ C.M. HARPER
                               By__________________________________
                                   C.M. Harper
                                   Chairman of the Board
                                   Chief Executive Officer

Attest:

          /s/ L.B. THOMAS
________________________________
          L. B. Thomas, Secretary

                           Exhibit "A"

                   ARTICLE VII, PARAGRAPH (a)


          The affairs of this Corporation shall be conducted by a Board of Directors. The number of directors of the Corporation, not less than eight nor more than fourteen, shall be fixed from time to time by the By-Laws. Commencing with the annual election of directors by the stockholders of the Corporation in 1977, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1978, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 1979, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1980, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation held after 1977, the directors chosen to succeed those whose terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of the corporation for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify.

          The provisions set forth in Article VII(a) may not be repealed or amended in any respect unless such repeal or amendment is approved by (i) the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of stock of this Corporation, or (ii) the affirmative vote of not less than 75% of the members of the Board of Directors of this Corporation and the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of stock of this Corporation.

              STATEMENT OF RESOLUTIONS ESTABLISHING
               SERIES 3, CLASS C, PREFERRED STOCK
                        OF CONAGRA, INC.


     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution authorizing the issuance of 23,500 shares of Series 3, Class C, Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

     "RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation, hereby authorizes the issuance of 23,500 shares of $100 par value, 4% Cumulative, Nonparticipating, Convertible, Voting Preferred Stock of this Company, said Preferred Stock to be known as Series 3, Class C, Preferred Stock and shall be subject to the following relative rights and preferences:

     (i) The Series 3, Class C, Preferred Stock shall not have any priority over any shares of Preferred Stock, Class B, other Series of Class C, or Class D, as to payment of dividends or as to the distribution of assets upon liquidation, distribution, or winding up of the Company.

     (ii) The Series 3, Class C, Preferred Stock shall rank on a parity as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up with all Classes and Series of Preferred Stock of the company issued and outstanding on the date of issuance of the Series 3, Class C, Preferred Stock.

     (iii) The preferential dividend rate of the Series 3, Class C, Preferred Stock shall be four percent (4%) of the par value thereof per share per annum, commencing from the date of issue thereof, payable on January 1, April 1, July 1, and October 1 of each year. The dividends upon the Series 3, Class C, Preferred Stock shall be cumulative from the date of issue thereof so that if dividends for any past dividend period at the rate of four percent (4%) of the par value thereof per share per annum shall not have been paid thereon, or declared, the deficiency shall be fully paid or set apart, but without interest, before any dividend shall be paid upon or set apart for the Common Stock. Whenever the full dividend upon the Series 3, Class C, Preferred Stock for all past dividend periods shall have been paid, and the full dividend thereon for the then current period shall have been paid or declared and the sums sufficient for the payment thereof set apart, dividends upon the common stock of the Company may be declared by the Board of Directors out of the remainder of the assets available therefor.

     (iv) Subject to the provisions of paragraph (vi) hereof, the Series 3, Class C, Preferred Stock may be converted at any time beginning on or after December 15, 1985, at the option of the holders, or any of them, into common stock of the Company at the rate of four (4) shares of common stock for one (1) share of Preferred Stock (rounded down to the nearest whole share) plus cash for accrued dividends on converted preferred to and including the date of issuance of such common stock. In case the Company shall be recapitalized through the subdivision or combination of its outstanding common stock into a greater or smaller number of shares, or shall issue any stock dividends or warrants to its stockholders, then, in each such case, the conversion ratio in effect shall be reduced or increased in the same proportion. Before any holder of the Series 3, Class C, Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series 3, Class C, Preferred Stock to the Company which certificates shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, and shall give written notice to the Company that such holder elects to convert all such Preferred Stock into Common Stock of the Company. The Company will, as soon as practicable after such surrender of the certificates accompanied by written notice, issue and deliver to the former holder at the place designated in such notice, certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash for accrued dividends on converted Preferred Stock to and including the date of issuance of such Common Stock, provided, however, that at any time after ten (10) years from its date of issue the Company may call for redemption all or any part of this Preferred Stock, which has not therefore been converted, in the manner as set forth below at paragraph
            (v). Any election to convert such Series 3, Class C, Preferred Stock into common stock of the Company shall be in writing and shall also be deemed to be an election by such holder to convert all such convertible preferred stock owned by such holder to common stock of the Company and, in no event, shall any such conversion result in a holder holding both preferred (of any class or series) and common stock of the Company.

     (v) All or any part of the Series 3, Class C, Preferred Stock may be called for redemption by the Company, at its option, at any time after ten (10) years from its date of issue, by paying therefor in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price.
            At least thirty (30) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of this Series 3, Class C, Preferred Stock, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, each holder shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on this Series 3, Class C, Preferred Stock after the date fixed for redemption, and all rights with respect to this preferred stock so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

     (vi) In addition to any other call or redemption rights of the Company hereinbefore described, the Company shall have the right (but not the obligation) to redeem any shares of Series 3, Class C, Preferred Stock issued on or after May 31, 1985 and held by any holder of such Preferred Stock who has elected to convert such Preferred Stock into common stock of the Company; such right of redemption shall be subject to the following provision:

            (A) All or any part of such Series 3, Class C, Preferred Stock issued on or after May 31, 1985 may be called for redemption by the Company at its option, in lieu of conversion into shares of common stock, by paying for such Preferred Stock in cash the par value thereof plus accrued dividends to the date of payment, such sum being the redemption price. The Company may exercise this option to redeem such preferred stock by giving written notice to the holder or holders thereof within thirty (30) days from the date the Company received such holder's or holders' written election to convert to common stock of the Company. Such written notice shall be sent by prepaid certified mail and addressed to the electing holder(s) of record of such preferred stock at the last post office address shown on the Company's records. Such notice shall further fix the redemption date, which shall not be later than sixty (60) days from the date of such notice. On the date fixed for redemption, each holder of such shares of Series 3, Class C, Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for redemption have been set aside prior to the redemption date, notwithstanding the fact that a stockholder may have failed to surrender the same, no dividend shall be payable on such preferred stock after the date fixed for redemption, and all rights with respect to Preferred Stock so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest.

     (vii) Without the written consent of the holders of a two-thirds (2/3) majority of this Series 3, Class C, Preferred Stock, at any time outstanding, given in person or by proxy, either in writing or at a meeting of the stockholders at which the holders of such preferred stock shall vote separately as a class, the Company shall not hereafter (a) issue any shares of its stock having priority over this Series 3, Class C, Preferred Stock as to payment of dividends (including dividends in arrears or in default) or as to distribution of assets upon liquidation, dissolution or winding up of the Company, or (b) amend the provisions set forth in this Statement of Resolution establishing the terms of this Series 3, Class C, Preferred Stock.

     (viii) Voting in conjunction with the holders of the common stock and the holders of other classes or series of preferred stock entitled to vote, the holders of the Series 3, Class C, Preferred Stock shall have the right to vote or consent at all meetings of the stockholders of the Company, or otherwise, in respect of any matter upon which the vote or the consent in lieu of voting of the stockholders is required, including, without limitation, the election of directors, provided, however, that the holders of this preferred stock shall have no rights voting as a class except as otherwise permitted at paragraph (vii) set forth immediately above. Each holder of this preferred stock shall have one vote in respect of each share of such stock held by him.

     (ix) Each Series 3, Class C, Preferred Stock certificate shall have stamped thereon a legend describing this redemption agreement or making reference to this provision.

     (x) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series 3, Class C, Preferred Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the common stock, to be paid the par value thereof, together with a sum of money equivalent to dividends at the rate of four per centum (4%) per annum on the par value thereof from the date of issuance to the date of payment thereof, less the amount of dividends theretofore paid among the holders of this preferred stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of any preferred stock of the Company issued and outstanding and having such priority.

     IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Statement of Resolution to be signed by its Chairman of the Board and Chief Executive Officer and its Secretary on this 15th day of November, 1982.


                                   CONAGRA, INC.,
                                     A Delaware Corporation


                                       /s/ C. M. HARPER
                                   By____________________________
(Corporate Seal)                       C.M. Harper
                                       Chairman of the Board and
                                       Chief Executive Officer



Attest:

/s/ L. B. THOMAS
____________________________
L.B. Thomas, Secretary

              CERTIFICATE OF INCREASE IN THE NUMBER
              OF ISSUED SHARES OF CLASS D PREFERRED
                     SHARES OF CONAGRA, INC.



     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of an additional 1,862 shares of Class D Preferred Stock known as $2.50 Cumulative Convertible Preferred Stock was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of ConAgra, Inc., as amended:

            WHEREAS, the Board of Directors of ConAgra, Inc., a
     Delaware corporation (herein the "Company"), has heretofore established a series of 707,507 shares of Class D Preferred Stock, without par value, of this Company which constitutes the entirety of such series, said shares known as $2.50 Cumulative Convertible Preferred Stock;

            BE IT RESOLVED, that the Board of Directors of the Company hereby authorizes and directs the issuance of an additional 1,862 shares of $2.50 Cumulative Convertible Preferred Stock which shares shall be subject to the same rights and preferences as the originally issued shares of $2.50 Cumulative Convertible Preferred Stock.

     IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Certificate of Increase to be signed by its Chairman of the Board and Chief Executive Officer and by its Secretary on this 29th day of September, 1983.

                    CONAGRA, INC.

                    A Delaware Corporation

                        /s/ C. M. HARPER
                    By____________________________
                        C. M. Harper
                        Chairman of the Board and
                        Chief Executive Officer

ATTEST:

/s/ L. B. Thomas
___________________________
L. B. THOMAS
Secretary

               CERTIFICATE OF CHANGE OF ADDRESS OF
            REGISTERED OFFICE AND OF REGISTERED AGENT
     PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


To:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware  19903

     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:


     1.     The name of the agent is:The Corporation Trust Company

     2.     The address of the old registered office was:

                    100 West Tenth Street
                    Wilmington, Delaware  19801

     3.     The address to which the registered office is to be changed is:

                    Corporation Trust Center
                    1209 Orange Street
                    Wilmington, Delaware  19801

            The new address will be effective on July 30, 1984.

     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.


               IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                    THE CORPORATION TRUST COMPANY
                    ______________________________________
                                   (Name of Registered Agent)

                                   /s/ VIRGINIA COLVELL
                    By____________________________________
                                   (Vice-President)
ATTEST:
/s/ MARY G.
______________________________
(Assistant Secretary)

          STATE OF DELAWARE - DIVISION OF CORPORATIONS
                  CHANGE OF ADDRESS FILING FOR
             CORPORATION TRUST AS OF JULY 27, 19984
                            DOMESTIC

0818610TKM (U.S.A.) HOLDINGS INC.                 11/24/1975 D DE
0818621WILLBROS ENERGY SERVICES COMPANY           11/24/1975 D DE
0818659HEBERER BROS. INC.                         11/25/1975 D DE
08186601001001 INC.                               11/25/1975 D DE
0818664NTA NATIONAL INC.                          11/25/1975 D DE
0818666THE MARMON GROUP, INC.                     11/25/1975 D DE
0818668THE NATIONAL SUGAR REFINING COMPANY        11/25/1975 D DE
0818669TENNECO AUTOMOTIVE EUROPE, INC.            11/25/1975 D DE
0818678CRALEX, INC.                               11/25/1975 D DE
0818693YORK BIN CO                                11/26/1975 D DE
0818694HOERR EXCAVATING, INC.                     11/26/1975 D DE
0818695ORLANDO VALENTE INTERIORS, LTD.            11/26/1975 D DE
0818696OMAR INDUSTRIES, LTD.                      11/26/1975 D DE
0818699OLNEY CARE CENTER, INC.                    11/26/1975 D DE
0818701DATAMEDIA EXPORT CORPORATION               11/26/1975 D DE
0818702AMERICAN HARDWARE MANUFACTURERS ASSOCIATION11/26/1975 D DE
0818712MASTER FOODS, INC.                         11/26/1975 D DE
0818714SYSKA & HENNESSY INTERNATIONAL, INC.       11/26/1975 D DE
0818716PECTEN MIDDLE EAST SERVICES COMPANY        11/26/1975 D DE
0818717JML CORPORATION                            11/26/1975 D DE
0818734THE ALLEN GROUP PUERTO RICO INC.           12/01/1975 D DE
0818737TECHNOLOGY WORLD, INC.                     12/01/1975 D DE
0818739NATIONAL JET CORPORATION                   12/01/1975 D DE
0818753BELL OPERATIONS CORPORATION                12/01/1975 D DE
0818760FOOD RESOURCES INTERNATIONAL INC.          12/01/1975 D DE
0818762PRESTIGE GIFTS CORPORATION                 12/01/1975 D DE
0818789COOPER INTERNATIONAL RUBBER CORP.          12/01/1975 D DE
0818790J. F. HILLEBRAND CORPORATION OF AMERICA    12/01/1975 D DE
0818828INDEPENDENCE COAL CORPORATION              12/02/1975 D DE
0818829CHARTER SPORTS, INC.                       12/02/1975 D DE
0818835WALLANT INTERNATIONAL TRADE, INC.          12/02/1975 D DE
0818861HARRINGTON'S AUTOMOTIVE EMPORIUM, LTD.     12/03/1975 D DE
0818877FIRST BOSTON, INC.                         12/03/1975 D DE
0818879NEWMET, INC.                               12/03/1975 D DE
0818881THIRD STEVENSON PROPERTIES CORP.           12/03/1975 D DE
0818882BORG-WARNER LEASING CORPORATION            12/03/1975 D DE
0818884GIT INDUSTRIES, INC.                       12/03/1975 D DE
0818896FIRST PACIFIC BROADCASTING, INC.           12/04/1975 D DE
0818911LEIBSON, LIGHTLE AND ASSOCIATES, INC.      12/04/1975 D DE
0818914TRIGON CORPORATION                         12/04/1975 D DE
0818915CITY COACH LINES, INC.                     12/04/1975 D DE
0818919DOMINO INDUSTRIES, INC.                    12/04/1975 D DE
0818932CRESTON CORPORATION                        12/04/1975 D DE
0818933WELLMAN LIQUIDATING CORPORATION            12/04/1975 D DE
0818939CARIBBEAN RESTAURANTS, INC.                12/04/1975 D DE
0818944CONAGRA, INC.                              12/05/1975 D DE
0818956MICHAEL MINDLIN AND ASSOCIATES, INC.       12/05/1975 D DE

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                          CONAGRA, INC.

       ConAgra, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That at a meeting of the Board of Directors of ConAgra, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               "RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article IV thereof and adding new Articles XVII and XVIII to provide as set forth on Exhibit "A" attached hereto and made a part hereof."

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said ConAgra, Inc., has caused this Certificate to be signed by L. B. Thomas, its Vice President, and attested by Dorothy Young, its Assistant Secretary, this 19th day of September, 1985.

                                CONAGRA, INC.

                                    /s/ L. B. THOMAS
                                By____________________
                                    L. B. THOMAS, Vice President
Attest:

    /s/ DOROTHY YOUNG
By________________________________
    DOROTHY YOUNG, Assistant
    Secretary

                           Exhibit "A"

                           ARTICLE IV

                        AUTHORIZED SHARES


    The total number of shares which this corporation shall have authority to issue is one hundred four million (104,000,000) shares, divided into one hundred million (100,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; one hundred fifty thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; two hundred fifty thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; one million one hundred thousand (1,100,000) shares of Class D Preferred Stock without par value; and two million five hundred thousand (2,500,000) shares of Class E Preferred Stock, without par value.

    The Class B Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

    The Class C Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions;
(e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and
(f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

    The Class D Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock or Class C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class D as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

    The Class E Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class E as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions;
(d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

    No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.


                          ARTICLE XVII

           Annual and Special Meeting of Stockholders


    Any action required or permitted to be taken by the holders of the capital stock of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing of such holders.


                          ARTICLE XVIII

                   Prohibition of "Greenmail"


       A. Any purchase or other acquisition, directly or indirectly, in one or more transactions, by the Company or any Subsidiary (as hereinafter defined) of the Company of any shares of Voting Stock (as hereinafter defined) or any Voting Stock Right (as hereinafter defined) known by the Company to be beneficially owned by any Interested Stockholder (as hereinafter defined) who has purchased or otherwise acquired any such Voting Stock or Voting Stock Right within two years prior to the date of such purchase or other acquisition from the Company or Subsidiary shall, except as hereinafter expressly provided, require the affirmative vote of at least a majority of all votes entitled to be cast by the holders of the Voting Stock (excluding Voting Stock held by an Interested Stockholder) voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition by the Company or any of its Subsidiaries of Voting Stock or Voting Stock Rights purchased at or below Fair Market Value (as hereinafter defined) or made as part of a tender or exchange offer made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder or in a Public Transaction (as hereinafter defined).

       B.      For the purposes of this Article XVIII:

               1. An "Affiliate" of, or a person "Affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

               2. The term "Associate" used to indicate a relationship with any person, means (1) any corporation or organization (other than the Company or a Subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities,
       (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

               3. A person shall be a "beneficial owner" of any Voting Stock or Voting Stock Right:

                    (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                    (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) any right to vote pursuant to any agreement, arrangement or understanding; or

                    (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Company or any of its Subsidiaries.

                    (d) For the purposes of determining whether a person is an Interested Stockholder, the relevant class of securities outstanding shall be deemed to include all such securities of which such person is deemed to be the "beneficial owner" through application of this subparagraph 3, but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion right, warrants or options, or otherwise, but are not yet issued.

               4.   "Fair Market Value" means for any share of Voting
       Stock or any Voting Stock Right, the average of the closing sale prices during the 30-day period immediately preceding the repurchase of such Voting Stock or Voting Stock Right, as the case may be, on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such Voting Stock or Voting Stock Right, as the case may be, is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Voting Stock or Voting Stock Rights, as the case may be, is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such Voting Stock or Voting Stock Right, as the case may be, is listed, or if such Voting Stock or Voting Stock Right, as the case may be, is not listed on any such exchange, the average of the closing bid quotations with respect to a share of such Voting Stock or Voting Stock Right, as the case may be, during the 90-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such Voting Stock or Voting Stock Right, as the case may be, as determined by the Board of Directors in good faith.

               5. "Interested Stockholder" shall mean any person (other than (i) the Company, (ii) any of its Subsidiaries, (iii) any benefit plan or trust of or for the benefit of the Company or any of its Subsidiaries, (iv) any trustee, agent or other representative of any of the foregoing, or (v) any person who beneficially owned more than 3% of any class of Voting Stock on July 11, 1985), who or which:

                    (a) is the beneficial owner, directly or indirectly,
               of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

                    (b) is an Affiliate of the Company and at any time
               within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 3% of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class); or

                    (c) is an assignee of or has otherwise succeeded to
               any shares of any class of Voting Stock (or Voting Stock Rights with respect to more than 3% of any such class) which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, unless such assignment or succession shall have occurred pursuant to any Public Transaction or a series of transactions including a Public Transaction.

               6. A "person" shall mean any individual, firm, corporation or other entity (including a "group" within the meaning of Section 13(d) of the Exchange Act).

               7. A "Public Transaction" shall mean any (i) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933, or (ii) open market purchases of shares if, in either such case, the price and other terms of sale are not negotiated by the purchaser and seller of the beneficial interest in the shares.

               8. The term "Subsidiary" shall mean any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) is at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries.

               9. The term "Voting Stock" shall mean stock of all classes and series of the Company entitled to vote generally in the election of directors.

               10. The term "Voting Stock Right" shall mean any security convertible into, and any warrant, option or other right of any kind to acquire beneficial ownership of, any Voting Stock, other than securities issued pursuant to any of the Company's employee benefit plans.

               C. A majority of the Board of Directors shall have the power and duty to determine for the purposes of this Article XVIII, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with this Article XVIII, including without limitation,

                    1.  whether:

                        (a)  a person is an Interested Stockholder;

                        (b) any Voting Stock and Voting Stock Right is beneficially owned by any person;

                        (c) a person is an Affiliate or Associate of another;

                        (d)  a transaction is a Public Transaction; and

                    2. the Fair Market Value of any Voting Stock or Voting Stock Right.

               D. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of at least a majority of all votes entitled to be cast by the holders of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XVIII or to adopt any provision inconsistent herewith.

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                          CONAGRA, INC.

     CONAGRA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of CONAGRA, INC., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

               "RESOLVED, that ARTICLE IV of the Certificate of Incorporation entitled "Authorized Shares" be amended to increase the total number of shares which this corporation shall have authority to issue from 104,000,000 shares to 304,000,000 shares by increasing the authorized common stock of a par value of $5.00 per share from 100,000,000 shares to 300,000,000 shares as set forth on Exhibit "A" attached hereto and by this reference made a part hereof."

               "FURTHER RESOLVED, that ARTICLE V of the Certificate of Incorporation be amended to provide as set forth on Exhibit "B" attached hereto and by this reference made a part hereof."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 18, 1986, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CONAGRA, INC., has caused this Certificate to be signed by L. B. THOMAS, its Vice President, and attested by DOROTHY YOUNG, its Assistant Secretary, this 18th day of September, 1986.

                                     CONAGRA, INC.

                                          /s/ L. B. THOMAS
                                     By______________________________
                                          L. B. THOMAS, Vice
President
Attest:

     /s/ DOROTHY YOUNG
________________________________
     DOROTHY YOUNG, Assistant
     Secretary

                           Exhibit "A"

                           ARTICLE IV

                        AUTHORIZED SHARES


     The total number of shares which this corporation shall have authority to issue is three hundred four million (304,000,000) shares, divided into three hundred million (300,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; one hundred fifty thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; two hundred fifty thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; one million one hundred thousand (1,100,000) shares of Class D Preferred Stock without par value; and two million five hundred thousand (2,500,000) shares of Class E Preferred Stock, without par value.

     The Class B Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class B as determined by the Board of Directors: (a) the rate of dividend; (b) whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (c) the amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions, if any, for the redemption or purchase of shares; and (e) the terms and conditions, if any, on which shares may be converted.

     The Class C Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock as to payment of dividends or as to distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class C as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions;
(e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and
(f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     The Class D Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock or Class C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative right and preferences as to which there may be variations between different series within Class D as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions; (d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     The Class E Preferred Stock of this corporation may be divided into and issued in series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of this Class shall not have any priority over Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, distribution or winding up of the corporation. All shares of this Class shall be identical except as to the following relative rights and preferences as to which there may be variations between different series within Class E as determined by the Board of Directors: (a) whether such shares shall be granted voting rights and, if so, to what extent and upon what terms and conditions; (b) the rates and times at which, and the terms and conditions on which, dividends on such shares shall be paid and any dividend rights of cumulation; (c) whether such shares shall be granted conversion rights and, if so, upon what terms and conditions;
(d) whether the corporation shall have the right to redeem such shares and, if so, upon what terms and conditions; (e) the liquidation rights (if any) of such shares, including whether such shares shall enjoy any liquidation preference over the common stock; and (f) such other designations, preferences, relative rights and limitations (if any) attaching to such shares.

     No transfer of stock of this corporation shall be operative until entered upon the books of the corporation.

                           EXHIBIT "B"

                            ARTICLE V

                         INDEMNIFICATION


     The Corporation shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of Delaware General Corporation Law as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. With respect to acts or omissions occurring on or after September 18, 1986, no director shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     Notwithstanding the foregoing, the indemnification provided for in this
ARTICLE V shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of this Corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                          CONAGRA, INC.

     CONAGRA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors of CONAGRA, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               "RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation entitled "AUTHORIZED SHARES" be amended as stated on Exhibit "A" attached to reflect an increase in the total number of shares which this company shall have authority to issue from 304,000,000 shares to 604,000,000 shares by increasing the authorized common stock of a par value of $5.00 per share from 300,000,000 shares to 600,000,000 shares with no increase in the 4,000,000 shares of authorized preferred stock."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 28, 1989, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CONAGRA, INC., has caused this Certificate to be signed by L. B. THOMAS, its Vice President, and attested by DOROTHY YOUNG, its Assistant Secretary, this 28th day of September, 1989.

                                     CONAGRA, INC.

                                          /s/ L. B. THOMAS

By_______________________________
                                          L. B. THOMAS
                                          Vice President
Attest:

     /s/ DOROTHY YOUNG
________________________________
     DOROTHY YOUNG,
     Assistant Secretary

                           Exhibit "A"

                           ARTICLE IV

                        AUTHORIZED SHARES

                        (FIRST PARAGRAPH)

     The total number of shares which this corporation shall have authority to issue is Six Hundred Four Million (604,000,000) shares, divided into Six Hundred Million (600,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; One Hundred Fifty Thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; Two Hundred Fifty Thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value; and Two Million Five Hundred Thousand (2,500,000) shares of Class E Preferred Stock, without par value.

     The remainder of this Article shall remain unchanged in its entirety.

          STATEMENT OF RESOLUTIONS ESTABLISHING SERIES
          OF CLASS E PREFERRED SHARES OF CONAGRA, INC.


     Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of 141,955.0008 shares of $2,500 Cumulative Convertible Voting Preferred Stock, Series 1, was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certification of Incorporation of ConAgra, Inc., as amended.

               RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation (herein the "Company"), hereby establishes a series of 141,955.0008 shares of Class E Preferred Stock, without par value, of this Company which shall constitute the entirety of this series, said shares to be known as $2,500 Cumulative Convertible Voting Preferred Stock, Series 1, and shall be subject to the following relative rights and preferences:

               1. Designation of Series. The series shall be designated "$2,500 Cumulative Convertible Voting Preferred Stock, Series 1" (hereinafter called "$2,500 Convertible Preferred Stock"). The stated value of each share of $2,500 Convertible Preferred Stock is $2,500.

               2. Number of Shares. The number of shares of $2,500 Convertible Preferred Stock initially is 141,955.0008 which number the Board of Directors may increase or decrease without a vote of stockholders, but not decrease below the number of shares of the series then outstanding.

               3.   Dividends.  The dividend rate for the $2,500
     Convertible Preferred Stock is $168.75 per share per annum, payable quarterly, at the rate of $42.1875 per quarter, in cash. Dividends on the $2,500 Convertible Preferred Stock shall be paid, or declared and a sum sufficient for payment thereof Set Apart for Payment, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior ("Junior Stock") to the $2,500 Convertible Preferred Stock as to dividends and upon liquidation, distribution, dissolution and winding-up) is declared, paid or Set Apart for Payment on any class or series of Junior Stock. Dividends on the $2,500 Convertible Preferred Stock shall accrue and be cumulative from the date of issuance of the shares (which shall be the effective date ("Effective Date") of the merger (the "Merger") of Beatrice Company with a wholly-owned subsidiary of the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 7, 1990). The amount of dividends so payable for any partial period shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of $2,500 Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata among all such shares then outstanding. "Set Apart for Payment" shall mean the Company shall have irrevocably deposited with a bank or trust company having capital and surplus of at least $100,000,000, in trust for the exclusive benefit of the holders of $2,500 Convertible Preferred, funds sufficient to satisfy the Company's payment obligation.

               4. Dividend Payments Dates; Record Dates. The dates on which dividends on the $2,500 Convertible Preferred Stock shall be payable are January 1, April 1, July 1 and October 1 of each year (or, if any of such days is not a Business Day, the Business Day next preceding such day). The Board of Directors may fix a record date for the determination of holders of shares of $2,500 Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the payment date fixed therefor. For purposes hereof, "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are not authorized or required to close in New York City.

               5.   Redemption.

                    (a) Optional Redemption. The $2,500 Convertible Preferred Stock shall not be redeemable at the option of the Company prior to the fifth anniversary of the Effective Date of the Merger (the "Initial Redemption Date"). Thereafter, subject to the limitation set forth in Section 5(e) below all or any part of the $2,500 Convertible Preferred Stock shall be redeemable at the option of the Company and the redemption prices per share shall be as follows plus an amount equal to all accrued and unpaid dividends through and including the redemption date (as defined below):

     If Redemption Date Is During         Redemption
     12-Month Period Beginning On:           Price

     Initial Redemption Date in:
       1995 . . . . . . . . . . . . . . . . . .$2,548.225
     The anniversary of the Initial Redemption
     Date in each of the following years:
       1996 . . . . . . . . . . . . . . . . . .$2,524.10
       1997 and thereafter. . . . . . . . . . .$2,500.00

                    In the case of the redemption of a part of the shares of $2,500 Convertible Preferred Stock, the shares to be so redeemed shall be selected pro rata.

               In order to facilitate the redemption of shares of $2,500 Convertible Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of $2,500 Convertible Preferred Stock to be redeemed not more than 90 days or less than 45 days prior to the redemption date. Notice of any redemption pursuant to this Section 5 shall be sent, by prepaid certified mail, at least 45, but not more than 90, days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of $2,500 Convertible Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. Each such notice shall state: (1) the redemption date;
     (2) the number of shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue after such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (b) Mandatory Redemption. On the twelfth anniversary of the Effective Date, subject to the provisions of Section 5(e) hereof, the Company shall call for redemption all shares of $2,500 Convertible Preferred Stock, by paying therefor in cash $2,500 per share plus all accrued and unpaid dividends thereon through the date of payment, such sum being the redemption price. Notice of such redemption shall be given to the holders of record of $2,500 Convertible Preferred Stock as provided in the immediately preceding paragraph. On the date fixed for redemption, and stated in such notice, each holder of $2,500 Convertible Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price.

               (c) Payment. The Company shall, on or prior to the date fixed for redemption of any shares pursuant to Sections 5(a) or 5(b), but not earlier than 45 days prior to the date fixed for redemption, Set Aside for Payment a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to the redemption agent to complete the redemption thereof and to pay such funds to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Company, upon surrender of their respective share certificates. From and after the date of such deposit, the shares represented thereby shall no longer be deemed outstanding, and all rights of the holders of the shares of $2,500 Convertible Preferred Stock called for redemption, as stockholders of the Company with respect to such shares, shall cease and terminate, except that their right to receive the redemption price, without interest, upon the surrender of their respective certificates shall never cease, their right to convert their shares into Common Stock as provided herein shall not cease until the close of business on the day prior to the redemption date and their right to receive dividends and distributions shall not cease until the close of business on the redemption date. In case the holders of any shares shall not, within one year after such deposit, claim the amount deposited for redemption thereof, the redemption agent shall, upon demand, pay over to the Company the balance of such amount so deposited. Thereupon, such redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Company. To the extent that shares of $2,500 Convertible Preferred Stock called for redemption are converted into Common Stock prior to the date fixed for redemption, the amount deposited by the Company to redeem such shares shall immediately be returned to the Company. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.

               (d)  Redemption at Option of Holders.  In the event that
     (i) (a) any person (with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Common Stock of the Company outstanding after giving effect to such acquisition, or securities constituting more than 50% of the total voting power of the Company after giving effect to such acquisition (a "Share Acquisition"), or
     (ii) the Company sells or otherwise disposes of all or substantially all of its assets ("Extraordinary Asset Sale"), or (iii) an "Extraordinary Dividend or Buyback" (as hereinafter defined) occurs, each holder of $2,500 Convertible Preferred Stock, subject to the conditions of this Section 5(d) and Section 5(e) below, shall have the option to require the Company to redeem all, but not less than all, of the $2,500 Convertible Preferred Stock owned by such holder at $2,500 per share plus accrued and unpaid dividends thereon, whether or not declared, through the redemption date.

               The Company shall not cause an Extraordinary Dividend or Buyback to occur, or permit an Extraordinary Asset sale, unless, prior to the occurrence of any thereof, the Company takes all such actions, if any, required by its Certificate of Incorporation, including Article XVIII thereof, if applicable, to permit the Company to redeem the $2,500 Convertible Preferred Stock in accordance with the applicable provisions of this Section 5.

               For purposes of this Section 5(d), an "Extraordinary
     Dividend or Buyback" shall occur if the Company shall, in one transaction or a series of related transactions following the Effective Date, pay or effect a dividend or distribution in respect of its Common Stock (other than a dividend payable solely in Common Stock or rights to acquire Common Stock of the Company or a regular quarterly cash dividend on the Common Stock), or shall repurchase, redeem, retire, exchange or otherwise acquire for value any of its Common Stock (other than solely from any wholly-owned subsidiary and other than solely for Common Stock or rights to acquire Common Stock of the Company) if the sum of the cash and the "Fair Market Value" (as hereinafter defined) of the securities and assets paid or distributed in connection therewith (determined on the record date for each such dividend or distribution or the effective date for each such purchase, redemption, retirement, exchange or other acquisition) exceeds 30% of the aggregate Fair Market Value of all Common Stock of the Company outstanding on the record date for the latest such dividend or distribution or the effective date for the latest such purchase, redemption, retirement, exchange or other acquisition (determined on such record or effective dates).

               "Fair Market Value" shall mean (i) as to securities which are publicly traded, the average of the daily closing prices (based on the 4:30 p.m., New York time, NYSE Composite Transactions closing price on the applicable date) of such securities for the fifteen consecutive trading days immediately preceding the date of determination and (ii) as to securities which are not publicly traded or any other property, the fair value thereof as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, which determination shall be conclusive.

               In the event of any Share Acquisition or Extraordinary Dividend or Buyback, the Company shall, at the close of business on the redemption date after the Share Acquisition or Extraordinary Dividend or Buyback, upon the written demand of any record holder of $2,500 Convertible Preferred Stock who so requests, redeem all of the $2,500 Convertible Preferred Stock owned by such holder at $2,500 per share plus accrued and unpaid dividends through such redemption date. Within five business days following any Extraordinary Dividend or Buyback and within five business days after the Company has knowledge that any such Share Acquisition has occurred, it shall mail to each record holder of $2,500 Convertible Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition or Extraordinary Dividend or Buyback, as the case may be, a description in reasonable detail of the terms of such Share Acquisition or Extraordinary Dividend or Buyback, and the right of such holder to require the Company to redeem such $2,500 Convertible Preferred Stock pursuant to this Section 5(d) and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of $2,500 Convertible Preferred Stock and the date (which must be at least 30 days after the notice is mailed to the stockholders) by which such holder must notify the Company if it elects to require the Company to make such redemption. Each record holder of $2,500 Convertible Preferred Stock which elects to require the Company to redeem on the redemption date all of the $2,500 Convertible Preferred Stock which such holder owns shall deliver to the Company not later than the redemption date a completed Demand Form relating to the $2,500 Convertible Preferred Stock to be redeemed. The term "redemption date," as used in connection with a redemption resulting from a Share Acquisition or an Extraordinary Dividend or Buyback, shall mean the close of business of the 45th day after the date of the Extraordinary Dividend or Buyback or the date the Company has knowledge that a Share Acquisition has occurred, or, if such date is not a Business Day, the next Business Day after such 45th day.

               In the event of any sale of assets described in the first paragraph of this Section 5(d) , the Company shall, immediately prior to the effectiveness of such sale ("Sale Closing") , upon the demand of any record holder of $2,500 Convertible Preferred Stock which so requests, redeem all of the $2,500 Convertible Preferred Stock owned by each such holder at $2,500 per share plus accrued and unpaid dividends through the date on which such Sale Closing occurs. Not later than 35 days prior to the effectiveness of any such Sale Closing, the Company shall mail by certified or registered mail to each record holder of $2,500 Convertible Preferred Stock a Demand Form and a notice which shall disclose such Sale Closing, described in reasonable detail the terms of the related asset sale, and the right of such holder of $2,500 Convertible Preferred Stock to require the Company to redeem such $2,500 Convertible Preferred Stock pursuant to this Section 5(d), and shall state the anticipated redemption date, the redemption price, the place or places that payment will be made upon presentation and surrender of shares of $2,500 Convertible Preferred Stock and the date (which must be at least 30 days after the notice is mailed to the stockholders) by which such holder must notify the Company if it elects to require the Company to make such redemption. Each record holder of $2,500 Convertible Preferred Stock which elects to require the Company to redeem on the redemption date all of the $2,500 Preferred Stock which it owns must submit to the Company not later than the close of business on the redemption date a completed Demand Form relating to the $2,500 Convertible Preferred Stock to be redeemed. The term "redemption date", as used in connection with a redemption upon the occurrence of a Sale Closing shall mean the day on which the Sale Closing occurs.

               Any notice by the Company which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of $2,500 Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of $2,500 Convertible Preferred Stock. An election by a holder of $2,500 Convertible Preferred Stock to have the Company redeem such stock pursuant to this Section 5(d) shall become irrevocable on the relevant redemption date. On or after the date fixed for redemption as stated in any notice delivered by the Company, each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 5(d). If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any Sale Closing and for whatever reason such Sale Closing will not become effective, then the Company shall cause such certificates to be returned promptly to the respective holders thereof by registered mail or other secure means.

               If, on the date fixed for redemption under any provision of this Section 5(d), funds necessary for the redemption shall have been Set Aside for Payment, then in the case of any shares of $2,500 Convertible Preferred Stock to be redeemed as a result of an Extraordinary Dividend or Buyback, a Sale Closing or a Share Acquisition, after the close of business on the redemption date, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates therefor) shall terminate. Shares of $2,500 Convertible Preferred Stock redeemed by the Company shall be restored to the status of authorized but unissued shares of Class E Preferred Stock of the Company, pursuant to the General Corporation Law of the State of Delaware without designation as to series, and may thereafter be reissued, but not as shares of $2,500 Convertible Preferred Stock.

               Any redemption payment required to be made pursuant to
     Section 5(b) or 5(d) shall be paid, or a sum sufficient for payment thereof Set Apart for Payment, before any dividend or distribution in cash or other property (other than dividends payable in Junior Stock) is declared, paid or Set Apart for Payment on any class or series of Junior Stock.

               (e) Prior Approvals. On or before the redemption date for any redemption of the $2,500 Convertible Preferred Stock pursuant to the provisions of this Section 5, the Company will take such actions, if any, required to be taken by the Company by its Certificate of Incorporation, including Article XVIII thereof, to permit the Company to redeem the $2,500 Convertible Preferred Stock in accordance with the applicable provisions of this Section 5.

               6. Liquidation Rights. Upon the liquidation, dissolution or winding up of the affairs (a "Liquidation") of the Company, whether voluntary or involuntary, the holders of shares of the $2,500 Convertible Preferred Stock shall be entitled to receive $2,500 per share plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not declared) before any payment or distribution of the assets of the Company, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of Junior Stock. If, upon any Liquidation of the Company, the assets available for distribution to the holders of $2,500 Convertible Preferred Stock and any other stock of the Company ranking on a parity with the $2,500 Convertible Preferred Stock upon Liquidation shall be insufficient to pay the holders of all outstanding shares of $2,500 Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled, then such assets or the proceeds therefrom shall be distributed among such holders ratably in proportion to the full amount to which they are otherwise entitled.

               7.   Conversion.  The shares of $2,500 Convertible
     Preferred Stock shall be convertible, at the option of the holders thereof, at any time at the principal Company office located in Omaha, Nebraska, or at the offices of such duly appointed transfer agents for the $2,500 Convertible Preferred Stock, if any, as the Board of Directors of the Company may determine, into fully paid and non-assessable shares (calculated to the nearest 1/10,000 of a share) of Common Stock of the Company at the rate of 67.8485 shares of Common Stock for each share of $2,500 Convertible Preferred Stock, provided, however, that in case of the redemption of any shares of $2,500 Convertible Preferred Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate at which shares of Common Stock shall be deliverable in exchange for shares of $2,500 Convertible Preferred Stock upon conversion thereof is hereinafter referred to as the "conversion rate." The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to 1% or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) upon the happening of one or more of the events specified in either paragraph (a) or paragraph (d) of this Section 7. Each adjustment in the conversion rate shall be rounded to the nearest four decimal places. Upon conversion the holder shall be entitled to receive an amount in cash equal to all dividends accrued and unpaid on the $2,500 Convertible Preferred Stock surrendered for conversion to the conversion date.

               Before any holder of $2,500 Convertible Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such $2,500 Convertible Preferred Stock at the principal office of the Company in Omaha, Nebraska, or at the office of any transfer agent appointed as aforesaid, which certificate or certificates, if the Company shall so request, shall be duly endorsed to the Company or in blank, and shall complete the form printed on such certificate or certificates indicating his election to convert such shares or otherwise give written notice to the Company that he elects so to convert said $2,500 Convertible Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

               The Company will, as soon as practicable after such surrender of certificates for $2,500 Convertible Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the principal office of the Company in Omaha, Nebraska, or at the office of any transfer agent appointed as aforesaid, to the person for whose account such $2,500 Convertible Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment (based on the 4:30 p.m., New York time, NYSE Composite transactions closing price on the conversion date) for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the $2,500 Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such $2,500 Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Company shall not be required to convert, and no surrender of $2,500 Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of $2,500 Convertible Preferred Stock for conversion during any period while such books are closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such $2,500 Convertible Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender.

               The conversion rate for the $2,500 Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

                    (a) If the Company shall at any time or from time to time pay a dividend or make a distribution on its Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of $2,500 Convertible Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of $2,500 Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

                    (b) If an event occurs pursuant to which Rights ("Rights"), issued pursuant to the Rights Agreement dated July 10, 1986, between the Company and Manufacturers Hanover Trust Company, as Rights agent, or any amendment, supplement or substitution thereof (the "Rights Plan") detach and become separable from the Common Stock, and following such event any holder of the Rights surrenders the Rights Certificate (as defined in the Rights Plan) and purchases shares of Common Stock in accordance with such Rights Plan at a price per share less than the average market price per share (determined as provided below) of the Common Stock on the date such Right is surrendered and such shares purchased ("Exercise Date"), then in each such case, except in the case of a holder who is an Acquiring Person (as defined in the Rights Plan), the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the Exercise Date by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such Exercise Date plus the number of additional shares of Common Stock so issued pursuant to such Rights Plan, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such Exercise Date plus the number of shares of Common Stock which the aggregate price of the total number of shares so issued pursuant to such Rights Plan would purchase at such average market price. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                    For the purpose of any computation under this Section
               7, the average market price per share of Common Stock on any date shall be the average of the daily closing prices (based on the 4:30 p.m., New York time, NYSE Composite transactions closing price on the applicable date, or the closing price on such other exchange as may constitute the principal trading market for the Common Stock, or the last quoted bid price in the over-the-counter market if the Common Stock is not listed on an exchange and is so traded) for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the earlier of the date in question and the trading day before the "ex date", if any, with respect to the issuance or distribution requiring such computation; provided that if the Common Stock is not listed on an exchange or traded in the over-the-counter market, the average market price shall be the fair market value as determined in good faith by the Board of Directors or any duly authorized committee. The term "ex date", when used with respect to any issuance or distribution, means the first trading day on which the Common Stock trades in the market from which the closing price is then to be determined.

                    (c) If the Company shall distribute to all holders of Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (ii) cash or other assets (other than regular quarterly dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided in paragraph (b) above) of the Common Stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, which determination shall be conclusive) of the portion of the cash or other assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one (1) share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date.

                    (d) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision in the articles or certificate of incorporation of such person such that each share of $2,500 Convertible Preferred Stock shall thereafter be convertible, subject to further adjustment as provided in subparagraph (e) below, into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of $2,500 Convertible Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance.

                    (e) In the event that at any time, as a result of any adjustment made pursuant to subparagraphs (a) to (d) above, the holder of any $2,500 Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any securities of the Company or any other person other than shares of Common Stock, the number and type of such other securities so receivable upon conversion of any share of $2,500 Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subparagraphs (a) to (d) above, with respect to the Common Stock.

                    (f) Whenever the conversion rate is adjusted as provided in this Section 7, the Company shall forthwith file with any transfer agent for the $2,500 Convertible Preferred Stock appointed as aforesaid a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this Section 7. Such certificate shall show in detail the facts requiring such adjustment. Whenever the conversion rate is adjusted, the Company will forthwith cause a notice stating the adjustment and the adjusted conversion rate to be mailed to the respective holders of record of $2,500 Convertible Preferred Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected by the Company with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this paragraph (f) and in default of any such notice each transfer agent may conclusively assume that there has been no such change.

               The Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the $2,500 Convertible Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of $2,500 Convertible Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding $2,500 Convertible Preferred Stock.

               No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Company will pay therefor in cash based on the closing price (determined as provided in the last sentence of paragraph (b) above) of the Common Stock on the business day next preceding the day of conversion. If more than one certificate representing $2,500 Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $2,500 Convertible Preferred Stock so surrendered.

               The Company will pay any and all issue and other taxes
     (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of $2,500 Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the $2,500 Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

               8. Effects of Conversion on Capital and Surplus. Upon conversion of $2,500 Convertible Preferred Stock, the capital attributable to the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par or stated value) of the Company shall, to the extent permitted by law, be correspondingly increased or reduced to reflect the difference between the stated value of the $2,500 Convertible Preferred Stock so converted and the par value of the Common Stock issued upon conversion. Any shares of $2,500 Convertible Preferred Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be cancelled and restored to the status of authorized but unissued shares of Class E Preferred Stock, but shall not thereafter be issued as shares of $2,500 Convertible Preferred Stock.

               9. Voting Rights. Holders of the $2,500 Convertible Preferred Stock shall have the following voting rights in addition to any voting rights provided by law or in the Company's Certificate of Incorporation (as it may be amended from time to time):

                    (a) At any annual or special meeting of stockholders at which holders of Common Stock of the Company are entitled to vote or pursuant to any written consent of stockholders, each holder of shares of $2,500 Convertible Preferred Stock shall be entitled to cast 17 votes per share, voting as a single class with the Common Stock. The same record date shall be used for all classes of stock entitled to vote at any such meeting or pursuant to any such consent.

                    (b) Whenever (i) dividends on the $2,500 Convertible Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), thereafter and until all such dividends shall have been paid in full or declared and Set Apart for Payment or (ii) the Company shall have not redeemed shares of $2,500 Convertible Preferred Stock on the date such redemption is required pursuant to Sections 5(b) or 5(d) hereof, thereafter and until such redemption shall have been performed or all funds necessary therefore Set Apart for Payment, the holders of the $2,500 Convertible Preferred Stock, voting separately as a class, will be entitled to vote for and elect two directors in addition to then existing board members. Such right of the holders of $2,500 Convertible Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by written consent, until all dividends (or other amounts payable) in default on such outstanding shares of $2,500 Convertible Preferred Stock shall have been paid in full (or such dividends or other amounts payable shall have been declared and funds sufficient therefor Set Apart for Payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the. character specified in the preceding sentence). So long as such right to' vote continues, the Secretary of the Company may call, and upon the written request of the holders of record of 10% of the outstanding shares of $2,500 Convertible Preferred Stock addressed to him at the principal office of the Company shall call, a special meeting of the holders of such shares for. the sole purpose of the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more than 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-Laws of the Company for the holding of the meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof, provided that at such annual meeting appropriate provisions are made to allow the holders of the $2,500 Convertible Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or, any adjournment thereof, the holders of a majority of the then outstanding shares of $2,500 Convertible Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of $2,500 Convertible Preferred Stock shall have acted by written consent in lieu of a meeting, then the authorized number of directors of the Company shall be increased by two, and the holders of $2,500 Convertible Preferred Stock shall be entitled to elect such two additional directors. The absence of a quorum of the holders of any other class or series of capital stock of the Company at any such annual or special meeting shall not affect the exercise by the holders of the $2,500 Convertible Preferred Stock of such voting rights. Directors so elected shall serve until the next annual meeting or until their successors shall be elected, unless the term of office of the persons so elected as directors shall have terminated by virtue of the circumstances set forth in the second sentence of this Section 9(b). If any vacancy occurs among the directors so elected by the holders of $2,500 Convertible Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of $2,500 Convertible Preferred Stock. If both directors so elected by the holders of $2,500 Convertible Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of $2,500 Convertible Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, or by written consent as hereinabove provided, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. After the holders of $2,500 Convertible Preferred Stock shall have exercised their right to elect directors pursuant to the terms of this Section 9(b), the authorized number of directors shall not be increased, regardless of the terms of any Junior Stock, except by a class vote of the holders of $2,500 Convertible Preferred Stock as provided above. The rights of holders of $2,500 Convertible Preferred Stock to elect directors pursuant to the terms of this Section 9(b) shall not be adversely affected by the voting or other rights applicable to any other security of the Company.

                    (c) So long as any shares of $2,500 Convertible Preferred Stock shall be outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the prior vote or consent of the holders of at least 66 2/3% of the shares of $2,500 Convertible Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, shall be necessary for (i) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this resolution or the Certificate of Incorporation of the Company in any way so as to affect adversely the powers, preferences or rights of $2,500 Convertible Preferred Stock or (ii) issue any shares of $2,500 Convertible Preferred Stock except as expressly provided for in the Merger Agreement.

               10. No Purchase, Retirement or Sinking Fund. The shares of $2,500 Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

               11. Priority. The Common Stock of the Company, now or hereafter issued, shall rank junior to the $2,500 Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The $2,500 Convertible Preferred Stock shall rank on a parity as to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, with all classes and series of Preferred Stock of the Company issued and outstanding on the date of issuance of the $2,500 Convertible Preferred Stock or subsequently issued, except if subsequently issued stock is stated to be junior by its terms.

               12. Restriction on Junior Payments. For as long as any shares of $2,500 Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or other distribution in respect of any shares of Junior Stock (other than dividends payable in Junior Stock), or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Junior Stock (any such transaction being herein called a "Junior Payment") unless (i) full cumulative dividends on all shares of $2,500 Convertible Preferred Stock for all quarterly dividend periods ending on or prior to the date of such transaction have been paid, and (ii) if any such Junior Payment is payable on Junior Securities after any date on which the Company is required to redeem any Shares pursuant to
     Section 5(b) or 5 (d) , the Company shall have redeemed or repurchased the full number of shares of $2,500 Convertible Preferred Stock required to be redeemed by section 5(b) or 5(d). In addition, following the occurrence of a Share Acquisition, a Sale Closing or any Extraordinary Dividend or Buyback, the Company shall not effect any Junior Payment until the right of all holders of shares of $2,500 Convertible Preferred Stock to require the Company to repurchase such shares in respect of such Share Acquisition, Sale Closing or Extraordinary Dividend or Buyback has expired.

     IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Statement of Resolution to be signed by its Chairman of the Board and Chief Executive Officer and its Secretary on this 13th day of August, 1990.

                        CONAGRA, INC.,
                        A Delaware Corporation
                             /s/ C. M. HARPER
                        By:________________________
(Corporate Seal)             C. M. Harper
                             Chairman of the Board and
Attest:                      Chief Executive Officer

/s/ L. B. THOMAS
________________________________
L. B. Thomas, Secretary

     CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                     AND OF REGISTERED AGENT


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is: CONAGRA, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

     Signed on August 1, 1991.

                                          /s/ JOHN J. DILL

__________________________________
                                          John J. Dill - Vice
President
Attest:

/s/ SUE E. BADBERG
___________________________________
Sue Badberg - Assistant Secretary

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                          CONAGRA, INC.

    CONAGRA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That at a meeting of the Board of Directors of CONAGRA, INC., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

               "RESOLVED, that the second sentence of ARTICLE VII, Paragraph (a), of the Certificate of Incorporation of the corporation be amended to read:

                    The number of directors of the corporation, not less than nine (9) nor more than sixteen (16), shall be fixed from time to time by the By-
                    Laws.

               "RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation entitled "AUTHORIZED SHARES" be amended in accordance with Exhibit "A" attached hereto to reflect an increase in the total number of shares which this corporation shall have authority to issue from 604,000,000 shares to 618,050,000 shares by increasing the authorized Class E Preferred Stock without par value from 2,500,000 shares to 16,550,000 shares."

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 16, 1991 at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

    THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said CONAGRA, INC., has caused this Certificate to be signed by L. B. THOMAS, its Vice President, and attested to by SUE BADBERG, its Assistant Secretary, this 26th day of September, 1991.

                                    CONAGRA, INC.

                                         /s/ L. B. THOMAS

By__________________________________
                                         L. B. THOMAS
                                         Vice President
Attest:

    /s/ SUE E. BADBERG
________________________________
    SUE BADBERG,
    Assistant Secretary

                           Exhibit "A"

                           ARTICLE IV

                        AUTHORIZED SHARES

                        (FIRST PARAGRAPH)

    The total number of shares which this corporation shall have authority to issue is Six Hundred Eighteen Million Fifty Thousand (618,050,000) shares, divided into Six Hundred Million (600,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; One Hundred Fifty Thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; Two Hundred Fifty Thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value; and Sixteen Million Five Hundred Fifty Thousand (16,550,000) shares of Class E Preferred Stock, without par value.

    The remainder of this Article shall remain unchanged in its entirety.

                   CERTIFICATE OF DESIGNATION

          STATEMENT OF RESOLUTIONS ESTABLISHING SERIES
          OF CLASS E PREFERRED SHARES OF CONAGRA, INC.


    Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, ConAgra, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify that the following resolution providing for the issuance of 14,195,500.08 shares of $25.00 Cumulative Convertible Voting Preferred Stock, Series 1, was adopted by its Board of Directors pursuant to authority expressly vested in it by the provisions of the Certification of Incorporation of ConAgra, Inc., as amended.

    RESOLVED, that the Board of Directors of ConAgra, Inc., a Delaware corporation (herein the "Company"), hereby establishes a series of 14,195,500.08 shares of Class E Preferred Stock, without par value, of this Company which shall constitute the entirety of this series, said shares to be known as $25.00 Cumulative Convertible Voting Preferred Stock, Series 1, and shall be subject to the following relative rights and preferences:

    1. Designation of Series. The series shall be designated "$25.00 Cumulative Convertible Voting Preferred Stock, Series l" (hereinafter called "$25.00 Convertible Preferred Stock"). The stated value of each share of $25.00 Convertible Preferred Stock is $25.00.

    2. Number of Shares. The number of shares of $25.00 Convertible Preferred Stock initially is 14,195,500.08 which number the Board of Directors may increase or decrease without a vote of stockholders, but not decrease below the number of shares of the series then outstanding.

    3.    Dividends.  The dividend rate for the $25.00 Convertible
Preferred Stock is $1.6875 per share per annum, payable quarterly, at the rate of $.421875 per quarter, in cash. Dividends on the $25.00 Convertible Preferred Stock shall be paid, or declared and a sum sufficient for payment thereof Set Apart for Payment, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior ("Junior Stock") to the $25.00 Convertible Preferred Stock as to dividends and upon liquidation, distribution, dissolution and winding-up) is declared, paid or Set Apart for Payment on any class or series of Junior Stock. Dividends on the $25.00 Convertible Preferred Stock shall accrue as if the shares had been issued on, and shall be cumulative from and after, April 1, 1992. If shares of these $25.00 Convertible Preferred Stock are exchanged for shares of $2,500 Cumulative Convertible Voting Preferred Stock, Series 1, then with respect to the shares so exchanged, any dividends accrued, paid, or declared and a sum sufficient for payment thereof Set Apart for Payment on the $2,500 Cumulative Convertible Voting Preferred Stock, Series 1 shall be considered accrued, paid and shall be credited to payment of dividends on the $25.00 Convertible Preferred Stock. The amount of dividends so payable for any partial period shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of $25.00 Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata among all such shares then outstanding. "Set Apart for Payment" shall mean the Company shall have irrevocably deposited with a bank or trust company having capital and surplus of at least $100,000,000, in trust for the exclusive benefit of the holders of $25.00 Convertible Preferred, funds sufficient to satisfy the Company's payment obligation.

    4. Dividend Payment Dates; Record Dates. The dates on which dividends on the $25.00 Convertible Preferred Stock shall be payable are January 1, April 1, July 1 and October 1 of each year (or, if any of such days is not a Business Day, the Business Day next preceding such day). The Board of Directors may fix a record date for the determination of holders of shares of $25.00 Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days and no less than 10 days prior to the payment date fixed therefor. For purposes hereof, "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are not authorized or required to close in New York City.

    5.    Redemption.

          (a)  Optional Redemption.  The $25.00 Convertible Preferred
Stock shall not be redeemable at the option of the Company prior to August 14, 1995 (the "Initial Redemption Date"). From and after August 14, 1995, subject to the limitation set forth in Section 5(e) below, all or any part of the $25.00 Convertible Preferred Stock shall be redeemable at the option of the Company and the redemption prices per share shall be as follows plus an amount equal to all accrued and unpaid dividends through and including the redemption date (as defined below):

    If Redemption Date Is During                       Redemption
    12-Month Period Beginning On:                        Price

    Initial Redemption Date in:
          1995. . . . . . . . . . . . . . . . . . . . . $25.48225
    The anniversary of the Initial Redemption
    Date in each of the following years:
          1996. . . . . . . . . . . . . . . . . . . . .  $25.2410
          1997 and thereafter . . . . . . . . . . . . .    $25.00

    In the case of the redemption of a part of the shares of $25.00 Convertible Preferred Stock, the shares to be so redeemed shall be selected pro rata.

    In order to facilitate the redemption of shares of $25.00 Convertible Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of $25.00 Convertible Preferred Stock to be redeemed not more than 90 days or less than 45 days prior to the redemption date. Notice of any redemption pursuant to this Section 5 shall be sent, by prepaid certified mail, at least 45, but not more than 90, days in advance of the date designated for such redemption (herein called the "redemption date") to the holders of record of shares of $25.00 Convertible Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Company. Each such notice shall state: (1) the redemption date; (2) the number of shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue after such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (b) Mandatory Redemption. On August 14, 2002, subject to the provisions of Section 5(e) hereof, the Company shall call for redemption all shares of $25.00 Convertible Preferred Stock, by paying therefor in cash $25.00 per share plus all accrued and unpaid dividends thereon through the date of payment, such sum being the redemption price. Notice of such redemption shall be given to the holders of record of $25.00 Convertible Preferred Stock as provided in the immediately preceding paragraph. On the date fixed for redemption, and stated in such notice, each holder of $25.00 Convertible Preferred Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price.

          (c) Payment. The Company shall, on or prior to the date fixed for redemption of any shares pursuant to Section 5(a) or 5(b), but not earlier than 45 days prior to the date fixed for redemption, Set Aside for Payment a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to the redemption agent to complete the redemption thereof and to pay such funds to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Company, upon surrender of their respective share certificates. From and after the date of such deposit, the shares represented thereby shall no longer be deemed outstanding, and all rights of the holders of the shares of $25.00 Convertible Preferred Stock called for redemption, as stockholders of the Company with respect to such shares, shall cease and terminate, except that their right to receive the redemption price, without interest, upon the surrender of their respective certificates shall never cease, their right to convert their shares into Common Stock as provided herein shall not cease until the close of business on the day prior to the redemption date and their right to receive dividends and distributions shall not cease until the close of business on the redemption date. In case the holders of any shares shall not, within one year after such deposit, claim the amount deposited for redemption thereof, the redemption agent shall, upon demand, pay over to the Company the balance of such amount so deposited. Thereupon, such redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Company. To the extent that shares of $25.00 Convertible Preferred Stock called for redemption are converted into Common Stock prior to the date fixed for redemption, the amount deposited by the Company to redeem such shares shall immediately be returned to the Company. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.

          (d) Redemption at Option of Holders. In the event that (i) (a) any person (with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Common Stock of the Company outstanding after giving effect to such acquisition, or securities constituting more than 50% of the total voting power of the Company after giving effect to such acquisition (a "Share Acquisition"), or (ii) the Company sells or otherwise disposes of all or substantially all of its assets ("Extraordinary Asset Sale"), or (iii) an "Extraordinary Dividend or Buyback" (as hereinafter defined) occurs, each holder of $25.00 Convertible Preferred Stock, subject to the conditions of this Section 5(d) and Section 5(e) below, shall have the option to require the Company to redeem all, but not less than all, of the $25.00 Convertible Preferred Stock owned by such holder at $25.00 per share plus accrued and unpaid dividends thereon, whether or not declared, through the redemption date.

    The Company shall not cause an Extraordinary Dividend or Buyback to occur, or permit an Extraordinary Asset Sale, unless, prior to the occurrence of any thereof, the Company takes all such actions, if any, required by its Certificate of Incorporation, including Article XVIII thereof, if applicable, to permit the Company to redeem the $25.00 Convertible Preferred Stock in accordance with the applicable provisions of this Section 5.

    For purposes of this Section 5(d), and "Extraordinary Dividend or Buyback" shall occur if the Company shall, in one transaction or a series of related transactions following August 14, 1990, pay or effect a dividend or distribution in respect of its Common Stock (other than a dividend payable solely in Common Stock or rights to acquire Common Stock of the Company or a regular quarterly cash dividend on the Common Stock), or shall repurchase, redeem, retire, exchange or otherwise acquire for value any of its Common Stock (other than solely from any wholly-owned subsidiary and other than solely for Common Stock or rights to acquire Common Stock of the Company) if the sum of the cash and the "Fair Market Value" (as hereinafter defined) of the securities and assets paid or distributed in connection therewith (determined on the record date for each such dividend or distribution or the effective date for each such purchase, redemption, retirement, exchange or other acquisition) exceeds 30% of the aggregate Fair Market Value of all Common Stock of the Company outstanding on the record date for the latest such dividend or distribution or the effective date for the latest such purchase, redemption, retirement, exchange or other acquisition (determined on such record or effective dates).

    "Fair Market Value" shall mean (i) as to securities which are publicly traded, the average of the daily closing prices (based on the 4:30 p.m., New York time, NYSE Composite Transactions closing price on the applicable date) of such securities for the fifteen consecutive trading days immediately preceding the date of determination and (ii) as to securities which are not publicly traded or any other property, the fair value thereof as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, which determination shall be conclusive.

    In the event of any Share Acquisition or Extraordinary Dividend or Buyback, the Company shall, at the close of business on the redemption date after the Share Acquisition or Extraordinary Dividend or Buyback, upon the written demand of any record holder of $25.00 Convertible Preferred Stock who so requests, redeem all of the $25.00 Convertible Preferred Stock owned by such holder at $25.00 per share plus accrued and unpaid dividends through such redemption date. Within five business days following any Extraordinary Dividend or Buyback and within five business days after the Company has knowledge that any such Share Acquisition has occurred, it shall mail to each record holder of $25.00 Convertible Preferred Stock a form of written demand to be used by such holder to exercise his right of redemption (a "Demand Form") and a notice which shall disclose the occurrence of the Share Acquisition or Extraordinary Dividend or Buyback, as the case may be, a description in reasonable detail of the terms of such Share Acquisition or Extraordinary Dividend or Buyback, and the right of such holder to require the Company to redeem such $25.00 Convertible Preferred Stock pursuant to this
Section 5(d) and shall state the redemption date, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of $25.00 Convertible Preferred Stock and the date (which must be at least 30 days after the notice is mailed to the stockholders) by which such holder must notify the Company if it elects to require the Company to make such redemption. Each record holder of $25.00 Convertible Preferred Stock which elects to require the Company to redeem on the redemption date all of the $25.00 Convertible Preferred Stock which such holder owns shall deliver to the Company not later than the redemption date a completed Demand Form relating to the $25.00 Convertible Preferred Stock to be redeemed. The term "redemption date", as used in connection with a redemption resulting from a Share Acquisition or an Extraordinary Dividend or Buyback, shall mean the close of business of the 45th day after the date of the Extraordinary Dividend or Buyback or the date the Company has knowledge that Share Acquisition has occurred, or, if such date is not a Business Day, the next Business Day after such 45th day.

    In the event of any sale of assets described in the first paragraph of this Section 5(d), the Company shall, immediately prior to the effectiveness of such sale ("Sale Closing"), upon the demand of any record holder of $25.00 Convertible Preferred Stock which so requests, redeem all of the $25.00 Convertible Preferred Stock owned by each such holder at $25.00 per share plus accrued and unpaid dividends through the date on which such Sale Closing occurs. Not later than 35 days prior to the effectiveness of any such Sale Closing, the Company shall mail by certified or registered mail to each record holder of $25.00 Convertible Preferred Stock a Demand Form and a notice which shall disclose such Sale Closing, describe in reasonable detail the terms of the related asset sale, and the right of such holder of $25.00 Convertible Preferred Stock to require the Company to redeem such $25.00 Convertible Preferred Stock pursuant to this Section 5(d), and shall state the anticipated redemption date, the redemption price, the place or places that payment will be made upon presentation and surrender of shares of $25.00 Convertible Preferred Stock and the date (which must be at least 30 days after the notice is mailed to the stockholders) by which such holder must notify the Company if it elects to require the Company to make such redemption. Each record holder of $25.00 Convertible Preferred Stock which elects to require the Company to redeem on the redemption date all of the $25.00 Preferred Stock which it owns must submit to the Company not later than the close of business on the redemption date a completed Demand Form relating to the $25.00 Convertible Preferred Stock to be redeemed. The term "redemption date", as used in connection with a redemption upon the occurrence of a Sale Closing shall mean the day on which the Sale Closing occurs.

    Any notice by the Company which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of $25.00 Convertible Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the redemption of any other shares of $25.00 Convertible Preferred Stock. An election by a holder of $25.00 Convertible Preferred Stock to have the Company redeem such stock pursuant to this Section 5(d) shall become irrevocable on the relevant redemption date. On or after the date fixed for redemption as stated in any notice delivered by the Company, each holder of the shares called for redemption shall surrender the certificates evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the relevant redemption price in accordance with the terms of this Section 5(d). If any such certificates shall be so surrendered in connection with a redemption required to be made as a result of any Sale Closing and for whatever reason such Sale Closing will not become effective, then the Company shall cause such certificates to be returned promptly to the respective holders thereof by registered mail or other secure means.

    If, on the date fixed for redemption under any provision of this Section 5(d), funds necessary for the redemption shall have been Set Aside for Payment, then in the case of any shares of $25.00 Convertible Preferred Stock to be redeemed as a result of an Extraordinary Dividend or Buyback, a Sale Closing or a Share Acquisition, after the close of business on the redemption date, notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have redeemed shall not have been surrendered, dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to such shares (except the right of the holders to receive the relevant redemption price without interest upon surrender of their certificates therefor) shall terminate. Shares of $25.00 Convertible Preferred Stock redeemed by the Company shall be restored to the status of authorized but unissued shares of Class E Preferred Stock of the Company, pursuant to the General Corporation Law of the State of Delaware without designation as to series, and may thereafter be reissued, but not as shares of $25.00 Convertible Preferred Stock.

    Any redemption payment required to be made pursuant to Section 5(b) or 5(d) shall be paid, or a sum sufficient for payment thereof Set Apart for Payment, before any dividend or distribution in cash or other property (other than dividends payable in Junior Stock) is declared, paid or Set Apart for Payment on any class or series of Junior Stock.

    (e) Prior Approvals. On or before the redemption date for any redemption of the $25.00 Convertible Preferred Stock pursuant to the provisions of this Section 5, the Company will take such actions, if any, required to be taken by the Company by its Certificate of Incorporation, including Article XVIII thereof, to permit the Company to redeem the $25.00 Convertible Preferred Stock in accordance with the applicable provisions of this Section 5.

    6. Liquidation Rights. Upon the liquidation, dissolution or winding up of the affairs (a "Liquidation") of the Company, whether voluntary or involuntary, the holders of shares of the $25.00 Convertible Preferred Stock shall be entitled to receive $25.00 per share plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not declared) before any payment or distribution of the assets of the Company, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of Junior Stock. If, upon any Liquidation of the Company, the Assets available for distribution to the holders of $25.00 Convertible Preferred Stock and any other stock of the Company ranking on a parity with the $25.00 Convertible Preferred Stock upon Liquidation shall be insufficient to pay the holders of all outstanding shares of $25.00 Convertible Preferred Stock and all other such parity stock the full amounts (including all dividends accrued and unpaid) to which they shall be entitled, then such assets or the proceeds therefrom shall be distributed among such holders ratably in proportion to the full amount to which they are otherwise entitled.

    7. Conversion. The shares of $25.00 Convertible Preferred Stock shall be convertible, at the option of the holders thereof, at any time at the principal Company office located in Omaha, Nebraska, or at the offices of such duly appointed transfer agents for the $25.00 Convertible Preferred Stock, if any, as the Board of Directors of the Company may determine, into fully paid and non-assessable shares (calculated to the nearest 1/10,000 of a share) of Common Stock of the Company at the rate of 1.017728 shares of Common Stock for each share of $25.00 Convertible Preferred Stock, provided, however, that in case of the redemption of any shares of $25.00 Convertible Preferred Stock, such right of conversion shall cease and terminate, as to the shares called for redemption, at the close of business on the day prior to the date fixed for redemption, unless default shall be made in the payment of the redemption price. The rate at which shares of Common Stock shall be deliverable in exchange for shares of $25.00 Convertible Preferred Stock upon conversion thereof is hereinafter referred to as the "conversion rate." The conversion rate shall be subject to adjustment from time to time in certain instances as hereinafter provided, except that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the conversion rate then in effect shall be changed by 1% or more, but any adjustment of less than 1% that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to 1% or more, provided that such adjustment shall be made in all events (regardless of whether or not the amount thereof or the cumulative amount thereof amounts to 1% or more) upon the happening of one or more of the events specified in either paragraph (a) or paragraph (d) of this
Section 7. Each adjustment in the conversion rate shall be rounded to the nearest four decimal places. Upon conversion the holder shall be entitled to receive an amount in cash equal to all dividends accrued and unpaid on the $25.00 Convertible Preferred Stock surrendered for conversion to the conversion date.

    Before any holder of $25.00 Convertible Preferred Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such $25.00 Convertible Preferred Stock at the principal office of the Company in Omaha, Nebraska, or at the office of any transfer agent appointed as aforesaid, which certificate or certificates, if the Company shall so request, shall be duly endorsed to the Company or in blank, and shall complete the form printed on such certificate or certificates indicating his election to convert such shares or otherwise give written notice to the Company that he elects so to convert said $25.00 Convertible Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

    The Company will, as soon as practicable after such surrender of certificates for $25.00 Convertible Preferred Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the principal office of the Company in Omaha, Nebraska, or at the office of any transfer agent appointed as aforesaid, to the person for whose account such $25.00 Convertible Preferred Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment (based on the 4:30 p.m., New York time, NYSE Composite transactions closing price on the conversion date) for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the $25.00 Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such $25.00 Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Company shall not be required to convert, and no surrender of $25.00 Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of the Company are closed for any purpose; but the surrender of $25.00 Convertible Preferred Stock for conversion during any period while such books are closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such $25.00 Convertible Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender. The conversion rate for the $25.00 Convertible Preferred Stock shall be subject to adjustment from time to time as follows:

          (a) If the Company shall at any time or from time to time pay a dividend or make a distribution on its Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that each share of $25.00 Convertible Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of $25.00 Convertible Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of a subdivision or combination.

          (b) If an event occurs pursuant to which Rights ("Rights"), issued pursuant to the Rights Agreement dated July 10, 1986, between the Company and Manufacturers Hanover Trust Company, as Rights agent, or any amendment, supplement or substitution thereof (the "Rights Plan") detach and become separable from the Common Stock, and following such event any holder of the Rights surrenders the Rights Certificate (as defined in the Rights Plan) and purchases shares of Common Stock in accordance with such Rights Plan at a price per share less than the average market price per share (determined as provided below) of the Common Stock on the date such Right is surrendered and such shares purchased ("Exercise Date"), then in each such case, except in the case of a holder who is an Acquiring Person (as defined in the Rights Plan), the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the Exercise Date by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such Exercise Date plus the number of additional shares of Common Stock so issued pursuant to such Rights Plan, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such Exercise Date plus the number of shares of Common Stock which the aggregate price of the total number of shares so issued pursuant to such Rights Plan would purchase at such average market price. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

          For the purpose of any computation under this Section 7, the average market price per share of Common Stock on any date shall be the average of the daily closing prices (based on the 4:30 p.m., New York time, NYSE Composite transactions closing price on the applicable date, or the closing price on such other exchange as may constitute the principal trading market for the Common Stock, or the last quoted bid price in the over-the-counter market if the Common Stock is not listed on an exchange and is so traded) for the fifteen (15) consecutive trading days commencing twenty (20) trading days before the earlier of the date in question and the trading day before the "ex date", if any, with respect to the issuance or distribution requiring such computation; provided that if the Common Stock is not listed on an exchange or traded in the over-the-counter market, the average market price shall be the fair market value as determined in good faith by the Board of Directors or any duly authorized committee. The term "ex date", when used with respect to any issuance or distribution, means the first trading day on which the Common Stock trades in the market from which the closing price is then to be determined.

          (c) If the Company shall distribute to all holders or Common Stock (i) any rights or warrants to subscribe for or purchase any security of the Company (other than those referred to in paragraph (b) above) or any evidence of indebtedness or other securities of the Company (other than Common Stock), or (ii) cash or other assets (other than regular quarterly dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company), then in each such case the conversion rate shall be adjusted so that the same shall equal the rate determined by multiplying the conversion rate in effect on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction the numerator of which shall be the average market price per share (determined as provided in paragraph (b) above) of the Common Stock on such record date and the denominator of which shall be such average market price per share less the then fair market value (as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, which determination shall be conclusive) of the portion of the cash or other assets, rights, warrants, evidences of indebtedness or other securities so distributed applicable to one (1) share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date.

          (d) In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company, the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger or which acquires such assets, as the case may be, shall make provision in the articles or certificate of incorporation of such person such that each share of $25.00 Convertible Preferred Stock shall thereafter be convertible, subject to further adjustment as provided in subparagraph
    (e) below, into the kind and amount of shares of stock, other securities, cash and other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of $25.00 Convertible Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance.

          (e) In the event that at any time, as a result of any adjustment made pursuant to subparagraphs (a) to (d) above, the holder of any $25.00 Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any securities of the Company or any other person other than shares of Common Stock, the number and type of such other securities so receivable upon conversion of any share of $25.00 Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in subparagraphs
    (a) to (d) above, with respect to the Common Stock.

          (f) Whenever the conversion rate is adjusted as provided in this Section 7, the Company shall forthwith file with any transfer agent for the $25.00 Convertible Preferred Stock appointed as aforesaid a certificate signed by the President or one of the Vice Presidents of the Company and by its Treasurer or an Assistant Treasurer, stating the adjusted conversion rate determined as provided in this Section 7. Such certificate shall show in detail the facts requiring such adjustment. Whenever the conversion rate is adjusted, the Company will forthwith cause a notice stating the adjustment and the adjusted conversion rate to be mailed to the respective holders of record of $25.00 Convertible Preferred Stock. Such transfer agent shall be under no duty to make any inquiry or investigation as to the statements contained in any such certificate or as to the manner in which any computation was made, but may accept such certificate as conclusive evidence of the statements therein contained, and each transfer agent shall be fully protected by the Company with respect to any and all acts done or action taken or suffered by it in reliance thereon. No transfer agent in its capacity as transfer agent shall be deemed to have any knowledge with respect to any change of capital structure of the Company unless and until it receives a notice thereof pursuant to the provisions of this paragraph
    (f) and in default of any such notice each transfer agent may conclusively assume that there has been no such change.

          The Company shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the $25.00 Convertible Preferred Stock, such number of shares as shall from time to time be sufficient to effect the conversion of all shares of $25.00 Convertible Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all the then outstanding $25.00 Convertible Preferred Stock.

          No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Company will pay therefor in cash based on the closing price (determined as provided in the last sentence of paragraph (b) above) of the Common Stock on the business day next preceding the day of conversion. If more than one certificate representing $25.00 Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of $25.00 Convertible Preferred Stock so surrendered.

          The Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of $25.00 Convertible Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the $25.00 Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

    8. Effects of Conversion on Capital and Surplus. Upon conversion of $25.00 Convertible Preferred Stock, the capital attributable to the Common Stock issued upon such conversion shall be the aggregate par value thereof, and the stated capital and capital surplus (capital in excess of par or stated value) of the Company shall, to the extent permitted by law, be correspondingly increased or reduced to reflect the difference between the stated value of the $25.00 Convertible Preferred Stock so converted and the par value of the Common Stock issued upon conversion. Any shares of $25.00 Convertible Preferred Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be cancelled and restored to the status of authorized but unissued shares of Class E Preferred Stock, but shall not thereafter be issued as shares of $25.00 Convertible Preferred Stock.

    9. Voting Rights. Holders of the $25.00 Convertible Preferred Stock shall have the following voting rights in addition to any voting rights provided by law or in the Company's Certificate of Incorporation (as it may be amended from time to time):

          (a) At any annual or special meeting of stockholders at which holders of Common Stock of the Company are entitled to vote or pursuant to any written consent of stockholders, each holder of shares of $25.00 Convertible Preferred Stock shall be entitled to cast .17 votes per share, voting as a single class with the Common Stock. The same record date shall be used for all classes of stock entitled to vote at any such meeting or pursuant to any such consent.

          (b) Whenever (i) dividends on the $25.00 Convertible Preferred Stock shall be in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), thereafter and until all such dividends shall have been paid in full or declared and Set Apart for Payment or (ii) the Company shall have not redeemed shares of $25.00 Convertible Preferred Stock on the date such redemption is required pursuant to Sections 5(b) or 5(d) hereof, thereafter and until such redemption shall have been performed or all funds necessary therefore Set Apart for Payment, the holders of the $25.00 Convertible Preferred Stock, voting separately as a class, will be entitled to vote for and elect two directors in addition to then existing board members. Such right of the holders of $25.00 Convertible Preferred Stock to vote for the election of such two directors may be exercised at any annual meeting or at any special meeting called for such purpose as hereinafter provided or at any adjournment thereof, or by written consent, until all dividends (or other amounts payable) in default on such outstanding shares of $25.00 Convertible Preferred Stock shall have been paid in full (or such dividends or other amounts payable shall have been declared and funds sufficient therefor Set Apart for Payment), at which time the term of office of the two directors so elected shall terminate automatically (subject to revesting in the event of each and every subsequent default of the character specified in the preceding sentence). So long as such right to vote continues, the Secretary of the Company may call, and upon the written request of the holders of record of 10% of the outstanding shares of $25.00 Convertible Preferred Stock addressed to him at the principal office of the Company shall call, a special meeting of the holders of such shares for the sole purpose of the election of such two directors, as provided herein. Such meeting shall be held not less than 45 nor more then 90 days after the accrual of such right, at the place and upon the notice provided by law and in the By-Laws of the Company for the holding of the meetings of stockholders. No such special meeting or adjournment thereof shall be held on a date less than 30 days before an annual meeting of stockholders or any special meeting in lieu thereof, provided that at such annual meeting appropriate provisions are made to allow the holders of the $25.00 Convertible Preferred Stock to exercise such right at such meeting. If at any such annual or special meeting or, any adjournment thereof, the holders of a majority of the then outstanding shares of $25.00 Convertible Preferred Stock entitled to vote in such election shall be present or represented by proxy, or if the holders of a majority of the outstanding shares of $25.00 Convertible Preferred Stock shall have acted by written consent in lieu of a meeting, then the authorized number of directors of the Company shall be increased by two, and the holders of $25.00 Convertible Preferred Stock shall be entitled to elect such two additional directors. The absence of a quorum of the holders of any other class or series of capital stock of the Company at any such annual or special meeting shall not affect the exercise by the holders of the $25.00 Convertible Preferred Stock of such voting rights. Directors so elected shall serve until the next annual meeting or until their successors shall be elected, unless the term of office of the persons so elected as directors shall have terminated by virtue of the circumstances set forth in the second sentence of this Section 9(b). If any vacancy occurs among the directors so elected by the holders of $25.00 Convertible Preferred Stock as a class, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and such successor shall be deemed to have been elected by the holders of $25.00 Convertible Preferred Stock. If both directors so elected by the holders of $25.00 Convertible Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of $25.00 Convertible Preferred Stock then outstanding and entitled to vote for such directors may, at a special meeting of such holders called as provided above, or by written consent as hereinabove provided, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. After the holders of $25.00 Convertible Preferred Stock shall have exercised their right to elect directors pursuant to the terms of this Section 9(b), the authorized number of directors shall not be increased, regardless of the terms of any Junior Stock, except by a class vote of the holders of $25.00 Convertible Preferred Stock as provided above. The rights of holders of $25.00 Convertible Preferred Stock to elect directors pursuant to the terms of this Section 9(b) shall not be adversely affected by the voting or other rights applicable to any other security of the Company.

          (c) So long as any shares of $25.00 Convertible Preferred Stock shall be outstanding and unless the vote or consent of the holders of a greater number of shares shall then be required by law, the prior vote or consent of the holders of at least 66 2/3% of the shares of $25.00 Convertible Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose, shall be necessary for (i) authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of this resolution or the Certificate of Incorporation of the Company in any way so as to affect adversely the powers, preferences or rights of $25.00 Convertible Preferred Stock or (ii) issuing any shares of $25.00 Convertible Preferred Stock except in exchange for the $2,500 Preferred Stock outstanding on the date hereof.

    10. No Purchase, Retirement or Sinking Fund. The shares of $25.00 Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

    11. Priority. The Common Stock of the Company, now or hereafter issued, shall rank junior to the $25.00 Convertible Preferred Stock as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The $25.00 Convertible Preferred Stock shall rank on a parity as to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, with all classes and series of Preferred Stock of the Company issued and outstanding on the date of issuance of the $25.00 Convertible Preferred Stock or subsequently issued, except if subsequently issued stock is stated to be junior by its terms.

    12. Restriction on Junior Payments. For as long as any shares of $25.00 Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or other distribution in respect of any shares of Junior Stock (other than dividends payable in Junior Stock, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of Junior Stock (any such transaction being herein called a "Junior Payment") unless (i) full cumulative dividends on all shares of $25.00 Convertible Preferred Stock for all quarterly dividend periods ending on or prior to the date of such transaction have been paid, and (ii) if any such Junior Payment is payable on Junior Securities after any date on which the Company is required to redeem any Shares pursuant to Section 5(b) or 5 (d), the Company shall have redeemed or repurchased the full number of shares of $25.00 Convertible Preferred Stock required to be redeemed by
Section 5(b) or 5(d). In addition, following the occurrence of a Share Acquisition, a Sale Closing or any Extraordinary Dividend or Buyback, the Company shall not effect any Junior Payment until the right of all holders of shares of $25.00 Convertible Preferred Stock to require the Company to repurchase such shares in respect of such Share Acquisition, Sale Closing or Extraordinary Dividend or Buyback has expired.

    IN WITNESS WHEREOF, ConAgra, Inc., a Delaware corporation, caused this Statement of Resolution to be signed by its Chairman of the Board and Chief Executive Officer and its Secretary on this 6th day of May, 1992.

                                    CONAGRA, INC.
                                    A Delaware Corporation

                                         /s/ C. M. HARPER
                                    By:____________________________
(Corporate Seal)                         C. M. Harper
                                         Chairman of the Board and
                                         Chief Executive Officer

Attest:

/s/ L. B. THOMAS
__________________________________
L. B. Thomas, Secretary

                   CERTIFICATE OF ELIMINATION

                   OF STATEMENT OF RESOLUTIONS

                        OF CONAGRA, INC.

    ConAgra, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: On August 14, 1990, a Statement of Resolutions Establishing Series of Class E Preferred Shares of ConAgra, Inc. ("Statement of Resolutions") was filed in the office of the Delaware Secretary of State providing for the establishment of a series of 141,955.0008 shares of Class E Preferred Stock known as the $2,500 Cumulative Convertible Voting Preferred Stock, Series 1 (hereinafter sometimes the "$2,500 Preferred Stock").

    SECOND: At a meeting of the Board of Directors of ConAgra, Inc. held on July 9, 1992, the following resolutions were duly adopted:

               RESOLVED, that no shares of $2,500 Cumulative Convertible Voting Preferred Stock, Series 1 (hereinafter the "$2,500 Preferred Stock") are outstanding, and none will be issued subject to the Statement of Resolutions previously filed with respect to such $2,500 Preferred Stock. Such Statement of Resolutions Establishing the $2,500 Preferred Stock of ConAgra, Inc. shall, therefore, be eliminated from the Certificate of Incorporation in accordance with Section 151(g) of the Delaware General Corporation Law and the $2,500 Preferred Stock shall resume the status of authorized but unissued Class E Preferred Stock.

    THIRD: Pursuant to Section 151(g) of the Delaware General Corporation Law, the Statement of Resolutions establishing the $2,500 Cumulative Convertible Voting Preferred Stock, Series 1, is hereby eliminated and the shares authorized thereby shall resume the status of authorized but unissued Class E Preferred Stock.

    FOURTH: The resolutions and amendments hereby were duly adopted in accordance with the provisions of Section 151(g) of the Delaware General Corporation Law.

    IN WITNESS WHEREOF, ConAgra, Inc. has caused this certificate to be signed by L. B. Thomas, its Senior Vice President Finance, and attested to by Sue E. Badberg, its Assistant Secretary, this 9th day of July, 1992.

                    CONAGRA, INC.

                                    /s/ L. B. THOMAS
                    By:________________________
                                    L. B. Thomas, Senior Vice
                                    President Finance

ATTEST:

/s/ SUE E. BADBERG
______________________________
SUE E. BADBERG, Assistant
  Secretary

                    CERTIFICATE OF AMENDMENT

                               OF

                  CERTIFICATE OF INCORPORATION

                               OF

                          CONAGRA, INC.

    CONAGRA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That at a meeting of the Board of Directors of CONAGRA, INC., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               "RESOLVED, that the first paragraph of ARTICLE IV of the Certificate of Incorporation entitled "AUTHORIZED SHARES" be amended in accordance with Exhibit "A" attached hereto to reflect an increase in the total number of shares which this corporation shall have authority to issue from 618,050,000 shares to 1,218,050,000 shares by increasing the authorized Common Stock of a par value of Five Dollars ($5.00) from 600,000,000 shares to 1,200,000,000."

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on September 22, 1992 at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said CONAGRA, INC., has caused this Certificate to be signed by L. B. THOMAS, its Vice President, and attested to by SUE BADBERG, its Assistant Secretary, this 16th day of September, 1992.

                                    CONAGRA, INC.

                                         /s/ L. B. THOMAS

By__________________________________
                                         L. B. THOMAS
                                         Vice President
Attest:

    /s/ SUE BADBERG
________________________________
    SUE BADBERG,
    Assistant Secretary

                           Exhibit "A"

                           ARTICLE IV

                        AUTHORIZED SHARES

                        (FIRST PARAGRAPH)

    The total number of shares which this corporation shall have authority to issue is One Billion Two Hundred Eighteen Million Fifty Thousand (1,218,050,000) shares, divided into One Billion Two Hundred Million (1,200,000,000) shares of Common Stock of a par value of Five Dollars ($5.00) per share; One Hundred Fifty Thousand (150,000) shares of Class B Preferred Stock of a par value of Fifty Dollars ($50.00) per share; Two Hundred Fifty Thousand (250,000) shares of Class C Preferred Stock of a par value of One Hundred Dollars ($100.00) per share; One Million One Hundred Thousand (1,100,000) shares of Class D Preferred Stock without par value; and Sixteen Million Five Hundred Thousand (16,500,000) shares of Class E Preferred Stock, without par value.

    The remainder of this Article shall remain unchanged in its entirety.

                   CERTIFICATE OF ELIMINATION
  OF STATEMENTS OF RESOLUTIONS AND CERTIFICATES OF DESIGNATION
FOR CERTAIN SERIES OF CLASS B, CLASS C AND CLASS E PREFERRED STOCK
                        OF CONAGRA, INC.
       UNDER SECTION 151(g) OF THE GENERAL CORPORATION LAW
                    OF THE STATE OF DELAWARE

    ConAgra, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Corporation's Board of Directors:

          "WHEREAS, by reason of conversion or redemption, no shares of the Corporation's Series 1, 2, 3, 4, 5, 6 or 7 Class B Preferred Stock (the "Prior Series Class B Preferred Stock"), Series 1, 2 or 3 Class C Preferred Stock (the "Prior Series Class C Preferred Stock") or the $2,500 Class E Cumulative Convertible Voting Preferred Stock or $25 Class E Cumulative Convertible Voting Preferred Stock (the "Prior Series Class E Preferred Stock") remain outstanding, it is hereby:

          "RESOLVED, that no additional shares of the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock or Prior Series Class E Preferred Stock will be issued pursuant to the terms of the Certificates of Designation or Statements of Resolution of each such series of Preferred Stock;

          "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Certificate of Incorporation all matters set forth in each Certificate of Designation or Statement of Resolution for the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock and Prior Series Class E Preferred Stock in respect of each such series of such Preferred Stock."

    Upon the effective date of the filing of this Certificate, there shall be eliminated from the Certificate of Incorporation all matters set forth in the Certificates of Designation or Statements of Resolution, with respect to the Prior Series Class B Preferred Stock, Prior Series Class C Preferred Stock and Prior Series Class E Preferred Stock, in respect of each such series of such Preferred Stock.

    IN WITNESS WHEREOF, ConAgra, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J. P. O'Donnell, its Senior Vice President and Chief Financial Officer, and attested by L. B. Thomas, its Senior Vice President and Secretary, this 8th day of December, 1995.

                                    ConAgra, Inc.
                                         /s/ J. P. O'DONNELL

By:________________________________
                                         Senior Vice President and
                                         Chief Financial Officer

Attest:
    /s/ L. B. Thomas
By:______________________________________
    Senior Vice President and Secretary

                   CERTIFICATE OF ELIMINATION
                  OF STATEMENTS OF RESOLUTIONS
         FOR $2.50 CLASS D CUMULATIVE CONVERTIBLE STOCK
                        OF CONAGRA, INC.
       UNDER SECTION 151(g) OF THE GENERAL CORPORATION LAW
                    OF THE STATE OF DELAWARE

    ConAgra, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Corporation's Board of Directors:

          "WHEREAS, by reason of conversion or redemption, no shares of the Corporation's $2.50 Class D Cumulative Convertible
    Preferred Stock (the "Prior Series Class D Preferred Stock") remain outstanding, it is hereby:

          "RESOLVED, that no additional shares of the Prior Class D Preferred Stock will be issued pursuant to the terms of the Statement of Resolution of such series of Preferred Stock;

          "FURTHER RESOLVED, that the officers of the Corporation are duly authorized to file a certificate with the Secretary of State of Delaware eliminating from the Certificate of Incorporation all matters set forth in the Statement of Resolution for the Prior Series Class D Preferred Stock in respect of such series of Preferred Stock."

    Upon the effective date of the filing of this Certificate, there shall be eliminated from the Certificate of Incorporation all matters set forth in the Statement of Resolution, with respect to the Prior Series Class D Preferred Stock in respect of such series of such Preferred Stock.

    IN WITNESS WHEREOF, ConAgra, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by J. P. O'Donnell, its Senior Vice President and Chief Financial Officer, and attested by L. B. Thomas, its Senior Vice President and Secretary, this 10th day of February, 1996.

                                    ConAgra, Inc.
                                         /s/ J. P. O'DONNELL

By:________________________________
                                         Senior Vice President and
                                         Chief Financial Officer

Attest:
    /s/ L. B. Thomas
By:________________________________________
    Senior Vice President and Secretary